Exhibit 10.7

FINAL VERSION

Standard Terms and Provisions of
Trust Agreement

with respect to

Taxable Term A/B Trust Certificates, Class A
(“Class A Certificates”)

and

Taxable Term A/B Trust Certificates, Class B
(“Class B Certificates”)

August 6, 2020

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Schedule I	—	Portfolio
Schedule II	—	Portfolio Rebalancing, Make Whole Trigger Events and Make Whole Interest

Exhibit A	—	Form of Class A Certificate
Exhibit B	—	Form of Class B Certificate
Exhibit C	—	Form of Series Trust Agreement
Exhibit D	—	Form of Purchaser Letter

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Standard Terms and Provisions of Trust Agreement

Whereas, these Standard Terms and Provisions of Trust Agreement (the “Standard Terms”) shall be incorporated by reference in, and attached as Exhibit A to, the Series Trust Agreements (each, a “Series Trust Agreement”), each dated as of the related Deposit Date (as defined herein) and bearing a separate and distinct series (“Series”) designation, each by and among Preston Hollow Capital, LLC (“PHCLLC”), as trustor (in such capacity, together with its successors and assigns, the “Trustor”), the entity identified therein as trustee (in such capacity, together with its successors and assigns, the “Trustee”), and the entity identified therein as Delaware trustee (in such capacity, together with its successors and assigns, the “Delaware Trustee”) (each such Series Trust Agreement, together with the Standard Terms, including all exhibits, schedules, appendices, supplements and amendments to each, collectively, the “Trust Agreement”);

Whereas, with respect to each Series, each Series Trust Agreement shall create a Delaware statutory trust, bearing the corresponding Series designation (each, a “Trust”), governed by the terms and provisions of the Statutory Trust Act (as defined herein) and the Trust Agreement;

Whereas, with respect to each Series, the purposes of the Trust are set forth in Article II;

Whereas, with respect to each Series, the terms and provisions set forth in the Standard Terms shall govern the Certificates of such Series, unless contrary terms and provisions are expressly adopted in the Series Trust Agreement, in which case, such contrary terms and provisions of the Series Trust Agreement shall be determinative;

Now Therefore, in consideration of the mutual agreements and covenants herein contained, each of the parties hereto hereby agrees as follows for the benefit of each other and for the benefit of the Holders and Beneficial Owners of the Certificates of the Series:

Article 1

Definitions and Construction

Section 1.1. Certain Definitions. Each capitalized term used herein, including in the recitals, shall have the meaning set forth in this Section 1.1, unless the context otherwise requires:

“Accredited Investor” shall mean an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

“Accrued Interest on Bonds” shall have the meaning set forth in Section 5.8(c). The amount of Accrued Interest on Bonds, if applicable, is set forth in the Bond Position Schedule.

“Act of Bankruptcy” shall mean, with respect to any Person:

(i)       a petition for involuntary bankruptcy shall have been filed against such Person, which either shall result in an order granting the bankruptcy relief requested in such petition (including but not limited to an order for relief under Chapter 7 or 11 under the Bankruptcy Code) or shall remain undismissed and unstayed for a period of 60 days;

(ii)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against such Person, which shall remain undismissed and unstayed for a period of 60 days;

(iii)       the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of a substantial part of its property for purposes of distributing such Person’s assets or winding up such Person’s affairs which shall remain unstayed for a period of 60 days; or

(iv)       such Person shall have (a) commenced a voluntary action under applicable bankruptcy laws, (b) filed a petition seeking to take advantage of any other laws, domestic or foreign, to effect such Person’s bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (c) consented to a petition filed against it in an involuntary case under such bankruptcy laws or other laws, (d) taken any formal action which results in a publicly available written statement of action duly approved by an authorized committee or governing body, as appropriate, that admits without condition such Person’s inability to make payments on its debts as they become due, (e) generally not been paying principal of or interest on its material obligations as they become due (except as a result of a dispute regarding such obligations), or (f) made a general assignment for the benefit of creditors.

“Actual/Actual Basis” shall mean, when used with respect to any interest, fee or rate of return calculation, that such interest, fee or rate of return shall be calculated on the basis of a 365-day or 366-day year and the actual number of days elapsed.

“Actual/360 Basis” shall mean, when used with respect to any interest, fee or rate of return calculation, that such interest, fee or rate of return shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Aggregate Outstanding Class A Stated Amount” shall mean, with respect to the Portfolio on any date of determination, the aggregate Stated Amount of Class A Certificates Outstanding on such date of determination, determined in accordance with Schedule I attached hereto, after giving effect to (i) any changes in the Leverage Fraction of any Series pursuant to Section 9.4(b) and (c) and (ii) any redemption of Class A Certificates pursuant to Section 8.1.

“Aggregate Outstanding Bond Principal Amount” shall mean, with respect to the Portfolio on any date of determination, the aggregate principal amount of Bonds in the Portfolio on such date of determination, determined in accordance with Schedule I attached hereto, after giving effect to any redemption of Bonds pursuant to Section 8.1.

“Alternate Rate” shall mean, with respect to each Series, the rate designated as such in Schedule A to the Series Trust Agreement.

“Alternate Rate Margin Adjustment” shall mean, with respect to each Series, the rate designated as such in Schedule A to the Series Trust Agreement.

“Authorized Denominations” shall mean the denominations in which Certificates may be issued, which shall be $5,000 and integral multiples of $1 in excess thereof; provided that, in connection with a partial redemption of Bonds and a corresponding pari passu redemption of Class A Certificates and Class B Certificates pursuant to Section 8.1, the Trustee may issue one Certificate of each Class with a denomination of less than $5,000.

“Authorized Trustee Officer” shall mean, with respect to the Trustee or the Delaware Trustee, as applicable, the Chairman of the Board, each Executive Officer, President, Senior Vice President, Executive Vice President, Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, Senior Trust Officer and Trust Officer of the Trustee or the Delaware Trustee, as applicable, and every other officer or employee of the Trustee or the Delaware Trustee, as applicable, designated as an “Authorized Trustee Officer” by any of the foregoing for purposes hereof in a communication to the other parties hereto.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (Title 11, U.S.C.), as amended from time to time.

“Bankruptcy Event” shall have the meaning set forth in Section 4.1(a)(ii).

“Beneficial Owner” shall mean any Person that owns a beneficial interest in Certificates through a Securities Depository; provided that, as of the Deposit Date and as of any date thereafter, there shall be only one Beneficial Owner of the Class A Certificates and one Beneficial Owner of the Class B Certificates.

“Bond Interest Payment Date” shall mean each date in each year on which interest is payable on the Bonds and set forth as such in the Bond Position Schedule, which shall be the date on which the Trustee shall distribute such interest in accordance with the order of priority set forth in Section 3.2; provided that, if the Trustee on such Bond Interest Payment Date has not confirmed receipt of such interest in immediately available funds, notwithstanding any other provision hereof, such distribution may be delayed until the Business Day on which the Trustee confirms receipt of immediately available funds; and provided further that, if such Bond Interest Payment Date is not a Business Day, then the Trustee may delay the distribution of amounts otherwise distributable on such Bond Interest Payment Date until the first (1st) Business Day on which the Trustee has confirmed receipt of immediately available funds, which amounts shall then be distributed as though distributed on such Bond Interest Payment Date.

“Bond Market Price” shall mean, with respect to the Bonds of each Series:

(i)       on the Deposit Date, the Deposit Price; and

(ii)       on any date of determination thereafter, a price for the Bonds, expressed as a percentage of par, net of accrued and unpaid interest, determined by the Calculation Agent, in its sole discretion, acting in good faith.

“Bond Market Value” shall mean, with respect to the Bonds of each Series on any date of determination, the product of (x) the Bond Market Price on such date of determination and (y) the principal amount of the Bonds held by the Trust on such date of determination.

“Bond Minimum Market Price” shall mean, with respect to the Bonds of each Series, the sum of the following:

(i)       the Leverage Fraction; and

(ii)      the Minimum Overcollateralization.

“Bond Minimum Market Value” shall mean, with respect to the Bonds of each Series on any date of determination, the product of (x) the Bond Minimum Market Price and (y) the principal amount of the Bonds held by the Trust on such date of determination.

“Bond Minimum Market Value Breach” shall have the meaning set forth in Section 4.1(a)(iv). If a Bond Minimum Market Value Breach with respect to any Series occurs prior to the Scheduled Termination Date, such occurrence shall be a Make Whole Trigger Event. (See Schedule II.)

“Bond Position Schedule” shall mean, with respect to each Series, the schedule attached as Schedule I to the related Series Trust Agreement and identifying the Bonds held by such Trust on the Deposit Date.

“Bond Rate” shall mean, with respect to each Series, the interest rate per annum that accrues on the Bonds and set forth as such in the Bond Position Schedule.

“Bond Redemption Date” shall mean, with respect to the Bonds of each Series, any date on which the Trustee confirms receipt of immediately available funds as proceeds of a redemption in whole or in part of such Bonds pursuant to the constituent instruments of such Bonds, which, in each case, shall be the date on which the Trustee shall make distributions in accordance with Section 8.1(b).

“Bond Redemption Notice” shall mean, with respect to the Bonds of each Series, any notice of redemption with respect to such Bonds received by the Trustee in accordance with the constituent instruments of such Bonds.

“Bonds” shall mean, with respect to each Series, the municipal securities that are transferred to the Trust on the Deposit Date and identified as such in the Bond Position Schedule.

“Business Day” shall mean any day on which banks in New York, New York are open for commercial banking purposes and that is not a day on which the New York Stock Exchange is authorized or obligated by law or executive order to close.

“Calculation Agent” shall mean, with respect to each Series, the entity identified as such in the Series Trust Agreement, together with its successors and assigns as such.

“Calculation Period” shall mean each period from (and including) one Bond Interest Payment Date to (but excluding) the next Bond Interest Payment Date; provided that the first Calculation Period will commence on (and include) the Deposit Date and the last Calculation Period will end on (and exclude) the applicable Trust Termination Date.

“Certificate of Trust” shall mean, with respect to each Series, the Certificate of Trust of the Trust, filed with the Secretary of State, pursuant to Section 3810 of the Statutory Trust Act.

“Certificates” shall mean, with respect to each Series, collectively, the Class A Certificates and the Class B Certificates.

“Class A Certificates” shall mean, with respect to each Series, the Taxable Term A/B Trust Certificates, Class A, of such Series issued by the Trust pursuant to the Series Trust Agreement, evidencing a beneficial ownership interest in the Bonds of such Series, on the terms and conditions set forth in the Trust Agreement.

“Class A Purchase Price” shall mean, with respect to the Class A Certificates of any Series being purchased by the Beneficial Owner of the Class B Certificates, to be exchanged for Class B Certificates, for the purpose of decreasing the Leverage Fraction with respect to such Series pursuant to Section 9.4(b), an amount, calculated by the Calculation Agent, equal to the sum of the following:

(i)       the accrued and unpaid Trustee Fee and Delaware Trustee Fee allocable to the Class A Certificates being purchased for exchange, calculated to (but excluding) the applicable date of purchase;

(ii)       the Stated Amount of Class A Certificates being purchased for exchange; and

(iii)       the accrued and unpaid interest on such Class A Certificates at the Class A Rate to (but excluding) the date or purchase.

“Class A Rate” shall mean:

(i)       with respect to the Class A Certificates issued by any Trust on the related Deposit Date, the rate set forth and designated as such in Schedule A to the Series Trust Agreement;

(ii)       with respect to the Class A Certificates issued by any Successor Trust on the related Deposit Date, the rate set forth and designated as such in Schedule A to the Series Trust Agreement, which Class A Rate shall be the “carryover” Class A Rate of the affected Class A Certificates being replaced; and

(iii)       with respect to the additional Class A Certificates issued by any Trust or Successor Trust on any date after the related Deposit Date, pursuant to and in accordance with the Portfolio Rebalancing Procedures, the “carryover” Class A Rate of the affected Class A Certificates being replaced.

“Class A Redemption Price” shall be, with respect to the Class A Certificates of any Series being redeemed upon termination of the Trust, an amount, calculated by the Calculation Agent, equal to the sum of the following:

(i)       the accrued and unpaid Trustee Fee and Delaware Trustee Fee, calculated to (but excluding) the applicable Trust Termination Date;

(ii)       100% of the Stated Amount of Class A Certificates Outstanding on such Trust Termination Date;

(iii)       the accrued and unpaid interest on such Class A Certificates at the Class A Rate to (but excluding) the Trust Termination Date; and

(iv)       if applicable, the Make Whole Interest, determined pursuant to Schedule II attached hereto.

“Class B Certificates” shall mean, with respect to each Series, the Taxable Term A/B Trust Certificates, Class B, of such Series issued by the Trust pursuant to the Series Trust Agreement, evidencing a beneficial ownership interest in the Bonds of such Series, on the terms and conditions set forth in the Trust Agreement.

“Class B Optional Trust Termination” shall have the meaning set forth in Section 4.1(a)(iii).

“Code” shall mean the United States Internal Revenue Code of 1986.

“DBNY” shall mean Deutsche Bank AG New York Branch.

“DBNY Right to Terminate ISDA” shall have the meaning set forth in Section 4.1(a)(v)(A). If a DBNY Right to Terminate ISDA with respect to any Series occurs prior to the Scheduled Termination Date, such occurrence shall be a Make Whole Trigger Event. (See Schedule II.)

“Delaware Trustee” shall mean, with respect to each Series, the entity identified as such in the Series Trust Agreement, together with its successors and assigns, as such.

“Delaware Trustee Fee” shall have the meaning set forth in Section 3.3(b).

“Delaware Trustee Fee Rate” shall mean, with respect to each Series, the rate designated as such in Schedule A to the Series Trust Agreement.

“Deposit Date” shall mean, with respect to each Series, the date on which (i) the Bonds are transferred to the Trust and deposited with the Trustee and (ii) the Trustee issues the Certificates that represent beneficial interests in the Bonds.

“Deposit Price” shall mean, with respect to the Bonds of each Series as of the Deposit Date, the price for the Bonds, expressed as a percentage of par, net of accrued and unpaid interest, designated as such in Schedule A to the Series Trust Agreement.

“Designated Office” shall mean, with respect to each of the parties hereto, the office at the respective address set forth in Section 9.2 or, in each case, such office at such other address as such Party shall have designated in writing to each of the other Notice Parties as provided in Section 9.2.

“DTC” shall mean The Depository Trust Company or its successors.

“DTC Letter” shall mean, with respect to each Series, the letter of representations issued by the Trustee and addressed to DTC with respect to the Class A Certificates of such Series, dated as of the Deposit Date, including all supplements and amendments thereto, in the form customarily provided to DTC.

“DTC Participant” shall mean a member of, or participant in, DTC as provided in the rules and regulations of DTC.

“Earliest Class B Optional Termination Date” shall mean, with respect to each Series, the first Business Day on or after which the Beneficial Owner of the Class B Certificates may elect to terminate the Trust, which shall be no sooner than three (3) months after the Deposit Date. The Earliest Class B Optional Termination Date with respect to each Series shall be specified as such in Schedule A to the Series Trust Agreement.

“Electronic Means” shall mean facsimile transmission (“fax”), e-mail or other similar electronic means of communication.

“Eligible Investments” shall have the meaning set forth in Section 4.3(b).

“Fee Calculation Period” shall mean each period from (and including) one Bond Interest Payment Date to (but excluding) the next Bond Interest Payment Date; provided that the first Fee Calculation Period will commence on (and include) the Deposit Date and the last Fee Calculation Period will end on (and exclude) the applicable Trust Termination Date.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any central bank or other United States or foreign governmental authority, agency or instrumentality, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Negligence” shall mean acts or omissions showing so marked a departure from the standard of care usually expected of a professional engaged in providing the service in question as to demonstrate reckless or willful disregard for the consequences.

“Holdback Account” shall have the meaning set forth in Section 4.3(e).

“Holdback Account Reserve” shall have the meaning set forth in Section 4.3(e).

“Holder” shall mean, with respect to each Series, a Person in whose name any Certificates are registered in the registration books provided for in Section 5.6, which, unless otherwise specified in the Series Trust Agreement, shall be DTC as to all Class A Certificates, unless DTC ceases to be the Securities Depository for the Class A Certificates of such Series.

“Independent Trustee” shall mean an entity that meets the requirements of Section (a)(4)(i) of Rule 3a-7 under the Investment Company Act (namely, that (A) it is a bank that has an aggregate capital, surplus, and undivided profits of $500,000; (B) it is not an Affiliate of the Trustor; (C) it is not providing credit or credit enhancement to the Trust; and (D) it shall not resign as Trustee, until either (1) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders or (2) a successor Trustee meeting the requirements of Section (a)(4)(i) of Rule 3a-7 under the Investment Company Act has been designated and has accepted the role as Trustee.

“Initial Beneficial Owner of the Class A Certificates” shall mean, with respect to each Series, DBNY (or an Affiliate thereof), in its capacity as the Beneficial Owner of 100% of the Stated Amount of the Class A Certificates of such Series as of the related Deposit Date.

“Initial Beneficial Owner of the Class B Certificates” shall mean, with respect to each Series, PHCLLC, in its capacity as the Beneficial Owner of 100% of the Stated Amount of the Class B Certificates of such Series as of the related Deposit Date.

“Initial Leverage Fraction” shall mean, with respect to each Series, upon formation of the related Trust or Successor Trust, a fraction, expressed as a percentage:

(x)       the numerator of which is the aggregate Stated Amount of Class A Certificates of such Series issued by the Trust or Successor Trust on the related Deposit Date; and

(y)       the denominator of which is the sum of (1) the aggregate Stated Amount of Class A Certificates of such Series on the related Deposit Date plus (2) the aggregate Stated Amount of Class B Certificates of such Series on the related Deposit Date.

The Initial Leverage Fraction with respect to each Series will be set forth and designated as such in the Series Trust Agreement.

“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended from time to time.

“IRS” means the United States Internal Revenue Service.

“Issuer” shall mean the state or local governmental entity that is the issuer of the Bonds and that is identified as such in the Bond Position Schedule.

“Issuer Bankruptcy Filing” shall have the meaning set forth in Section 4.3(a).

“Issuer Failure to Pay” shall have the meaning set forth in Section 4.1(a)(i).

“Leverage Fraction” shall mean, with respect to each Series:

(i)       on the Deposit Date, the Initial Leverage Fraction; and

(ii)       on any date of determination thereafter, a fraction, expressed as a percentage:

(x)       the numerator of which is the aggregate Stated Amount of Class A Certificates of such Series on such date of determination; and

(y)       the denominator of which is the sum of (1) the aggregate Stated Amount of Class A Certificates of such Series on such date of determination, plus (2) the aggregate Stated Amount of Class B Certificates of such Series on such date of determination.

For the avoidance of doubt, on any date of determination, the sum of (1) the aggregate Stated Amount of Class A Certificates of such Series on such date of determination, plus (2) the aggregate Stated Amount of Class B Certificates of such Series on such date of determination shall equal the par amount of the Bonds held by the Trust on such date of determination.

The Leverage Fraction with respect to each Series will be adjusted from time to time to reflect any amendments effected for the purpose of (a) decreasing the Leverage Fraction with respect to such Series pursuant to Section 9.4(b) or (b) increasing the Leverage Fraction with respect to such Series pursuant to Section 9.4(c).

“LIBOR Rate” shall mean, with respect to each Series, the rate designated as such in Schedule A to the Series Trust Agreement.

“Make Whole Interest” shall have the meaning set forth in Schedule II attached hereto. (See Schedule II.)

“Make Whole Interest Rate” shall have the meaning set forth in Schedule II attached hereto. (See Schedule II.)

“Make Whole Trigger Event” shall have the meaning set forth in Schedule II attached hereto. (See Schedule II.)

“Maximum Leverage Fraction” shall mean, with respect to each Series on any date of determination, the maximum permitted Leverage Fraction with respect to such Series, which will be set forth and designated as such in the Series Trust Agreement.

“Minimum Overcollateralization” shall mean, with respect to the Bonds of each Series, for purposes of determining the Bond Minimum Market Price, the percentage set forth and designated as such in the Series Trust Agreement.

“Notice of Termination” shall have the meaning set forth in Section 4.1(b).

“Notice Parties” shall mean, with respect to each Series, the Trust, the Trustor, the Trustee, the Calculation Agent, the Beneficial Owner of the Class A Certificates and the Beneficial Owner of the Class B Certificates.

“Opinion of Counsel” shall mean, with respect to each Series, an opinion in writing signed by Chapman and Cutler LLP or any other nationally recognized firm of attorneys acceptable to the Trustee and the Beneficial Owners of the Certificates, who may but need not be counsel for the Trustee or the Trustor; provided that, with respect to tax matters, such opinion shall be rendered by Chapman and Cutler LLP or another firm of attorneys nationally recognized in matters pertaining to the tax treatment of interest on obligations issued by states of the United States of America and their political subdivisions as well as matters pertaining to the status of interests in trusts, partnerships and other structures containing such obligations.

“Outstanding” shall mean, when used with reference to the Certificates of any Series and of either Class of Certificates as of a particular date, all such Certificates theretofore issued and delivered under the related Agreement, except:

(i)        any such Certificates theretofore cancelled by the Trustee; and

(ii)       any such Certificates in exchange for or in lieu of which other Certificates have been issued and delivered pursuant to such Agreement.

“Person” shall mean an individual, association, unincorporated organization, corporation, partnership, limited liability company, joint venture, business trust or a government or an agency or a political subdivision thereof, or any other entity.

“PHCLLC” shall mean Preston Hollow Capital, LLC.

“PHCLLC ISDA Failure to Pay” shall have the meaning set forth in Section 4.1(a)(v)(B). If a PHCLLC ISDA Failure to Pay with respect to any Series occurs prior to the Scheduled Termination Date, such occurrence shall be a Make Whole Trigger Event. (See Schedule II.)

“Portfolio” shall mean, on any date of determination, all Series (i) formed pursuant to Series Trust Agreements incorporating these Standard Terms by reference therein, with respect to which (a) DBNY (or an Affiliate) is the Initial Beneficial Owner of the Class A Certificates and (b) PHCLLC is the Initial Beneficial Owner of the Class B Certificates; and (ii) having Certificates that remain Outstanding as of such date of determination.

Each Series in the Portfolio shall be identified in a spreadsheet, substantially in the form of Schedule I attached hereto. The Calculation Agent shall update the Schedule I spreadsheet from time to time to add subsequent Series and delete Series that have been terminated as of the date of such update; it being understood and agreed that, notwithstanding any delay in updating the Schedule I spreadsheet, each such subsequent Series shall, without any further action by the parties hereto, automatically become part of the Portfolio, effective on the related Deposit Date.

“Portfolio Rebalancing Procedures” shall have the meaning set forth in Schedule II attached hereto.

“Preference Account” shall have the meaning set forth in Section 4.3(a).

“Preference Account Reserve” shall have the meaning set forth in Section 4.3(a).

“Preference Account Shortfall” shall have the meaning set forth in Section 4.3(d).

“Preference Payments” shall have the meaning set forth in Section 4.3(b).

“Preference Period Expiration Date” shall have the meaning set forth in Section 4.3(c).

“Pre-Reviewed Bonds” shall have the meaning set forth in Schedule II attached hereto. The Pre-Reviewed Bonds shall be identified in a schedule, substantially in the form of Schedule III attached hereto. The Calculation Agent shall update Schedule III from time to time to add Pre-Reviewed Bonds by mutual agreement of the parties and/or delete Bonds, if the Calculation Agent determines, in its sole but reasonable judgment, that the affected Bonds are no longer eligible for transfer to a Trust or Successor Trust; provided that, notwithstanding any delay by the Calculation Agent in updating Schedule III, the determination by the Calculation Agent that any Bonds are no longer eligible for transfer to a Trust or Successor Trust shall be effective immediately upon such determination.

“Principal Credit Source” shall mean the entity, if any, identified as such in the Bond Position Schedule, as (i) the issuer of the credit enhancement with respect to the Bonds or (ii) if there is no credit enhancer, the obligor with respect to the Bonds.

“Purchaser Letter” shall have the meaning set forth in Section 5.12(b).

“Qualified Affiliate” shall have the meaning provided in the Risk Retention Rules.

“Qualified Institutional Buyer” shall mean a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

“Qualified Purchaser” shall mean a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act.

“Quotation of Bond Price” shall mean a price for the Bonds, expressed as a percentage of par, including accrued and unpaid interest, determined by the Calculation Agent, at the direction of the Trustee, at the request of the Beneficial Owner of the Class B Certificates, pursuant to Section 4.2(a), following the occurrence of a Termination Event, by soliciting firm bids from the following:

(1)       at least three (3) broker-dealers making a market therein:

(A)       two (2) of which shall be selected by the Calculation Agent in its absolute discretion (one of which may be the Calculation Agent or an Affiliate thereof); and

(B)       one (1) of which shall be selected by the Beneficial Owner of the Class B Certificates in its absolute discretion;

(2)       the Beneficial Owner of the Class B Certificates; and

(3)       such other potential purchasers as the Calculation Agent in its sole discretion determines to approach;

provided that, as soon as practicable after the Deposit Date and from time to time thereafter prior to any solicitation of firm bids by the Calculation Agent, the Beneficial Owner of the Class B Certificates shall have the right, in conjunction with the Calculation Agent, to discuss any issues with respect to the pricing of the Bonds with any potential purchaser of the Bonds being approached for a firm bid;

provided further that (i) if two or more firm bids are obtained, the Quotation of Bond Price shall be the highest such firm bid; (ii) if only one firm bid is obtained, the Quotation of Bond Price shall be such sole bid; and (iii) if no firm bids are obtained, the Quotation of Bond Price shall be deemed to be zero.

“Risk Retention Rules” shall mean the joint final rules adopted by the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission, the Department of Housing and Urban Development, and published in the Federal Register on December 24, 2014, to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act, as added by Section 941 of the Dodd-Frank Act, together with any additional requirements, rules and regulations promulgated thereunder from time to time, as any of the foregoing may be amended from time to time.

“Scheduled Termination Date” shall mean:

(i)       with respect to the Class A Certificates issued by any Trust on the related Deposit Date, the date set forth and designated as such in Schedule A to the Series Trust Agreement;

(ii)       with respect to the Class A Certificates issued by any Successor Trust on the related Deposit Date, the date set forth and designated as such in Schedule A to the Series Trust Agreement, which Scheduled Termination Date shall be the “carryover” Scheduled Termination Date of the affected Class A Certificates being replaced; and

(iii)       with respect to the additional Class A Certificates issued by any Trust or Successor Trust on any date after the related Deposit Date, pursuant to and in accordance with the Portfolio Rebalancing Procedures, the “carryover” Scheduled Termination Date of the affected Class A Certificates being replaced.

For the avoidance of doubt, whenever additional Class A Certificates are issued by any Trust or Successor Trust on any date after the related Deposit Date, pursuant to and in accordance with the Portfolio Rebalancing Procedures, the additional Class A Certificates issued by the Trust or the Successor Trust on such date may have a different Scheduled Termination Date (earlier or later) than the Class A Certificates issued by such Trust or Successor Trust on the Deposit Date.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time.

“Securities Depository” shall mean, unless otherwise specified in the Series Trust Agreement, (i) with respect to the Class A Certificates of each Series, DTC or any other securities depository registered under Section 17A of the Securities Exchange Act or operated by a bank or other financial institution; or (ii) with respect to the Class B Certificates of each Series, the Trustee, any other bank or other financial institution, acting as custodian for the Beneficial Owner of the Class B Certificates, in each case, as identified in the Series Trust Agreement.

“Securities Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

“Security Agreement” shall mean the Master Security Agreement, dated as of August 6, 2020, by and between PHCLLC, as obligor, and DBNY, as secured party.

“Series” shall mean each separate and specially designated series of Certificates and Bonds associated therewith, created pursuant to the applicable Series Trust Agreement.

“Series Trust Agreement” shall mean, with respect to each Series, the Series Trust Agreement, substantially in the form of Exhibit C attached hereto, dated the related Deposit Date, by and among the Trustor, the Trustee and the Delaware Trustee, including all schedules, exhibits, appendices and amendments thereto.

“Shortfall Payment” shall have the meaning set forth in Section 4.2(b).

“Standard Terms” shall have the meaning set forth in the recitals hereto.

“Stated Amount” shall mean, with respect to each Series, the par value of the Certificates assigned thereto at issuance on the Deposit Date, which par value shall be an Authorized Denomination.

“Statutory Trust Act” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Sec. 3801 et seq., as amended.

“Successor Trust” shall have the meaning set forth in Schedule II attached hereto. (See Schedule II.) The Series Trust Agreement will specify whether or not a Trust is a Successor Trust.

“Tax Matters Agent” shall mean, with respect to each Series, the entity identified as such in the Series Trust Agreement, together with its successors and assigns as such.

“Termination Agreement” shall mean, with respect to each Series, the ISDA-based agreement, by and between DBNY, as Party A, and PHCLLC, as Party B, pursuant to which, following the occurrence of a Termination Event, unless the Bonds have been sold (either to Party B, in its capacity as the Beneficial Owner of the Class B Certificates, or to another purchaser) at a price at least equal to the applicable Class A Redemption Price, Party B shall make a termination payment to Party A, to the extent that the Bond Market Value (as defined in the Termination Agreement) of the Bonds being distributed in kind to Party A or its affiliate, in its capacity as the Beneficial Owner of the Class A Certificates, by the Trustee on the Trust Termination Date, pursuant to Section 4.2(e), is less than the applicable Class A Redemption Price.

“Termination Event” shall have the meaning set forth in Section 4.1(a).

“TMT Restrictions” shall have the meaning set forth in Schedule II attached hereto. (See Schedule II.)

“Trust” shall mean, with respect to each Series, the Taxable Term A/B Trust, bearing a separate and distinct series designation, beginning with Series [AB-01], created as a Delaware statutory trust, pursuant to the related Series Trust Agreement pursuant to the Statutory Trust Act for the benefit of the Holders and Beneficial Owners of the Certificates of such Series.

“Trust Agreement” shall mean, with respect to each Series, the Series Trust Agreement, as supplemented by the Standard Terms incorporated by reference therein and the attached thereto as Exhibit A, including all exhibits, schedules, appendices, supplements and amendments to each.

“Trustee” shall mean, with respect to each Series, the entity identified as such in the Series Trust Agreement, together with its successors and assigns as such.

“Trustee Fee” shall have the meaning set forth in Section 3.3(a).

“Trustee Fee Rate” shall mean, with respect to each Series, the rate designated as such in Schedule A to the Series Trust Agreement.

“Trust Income Distribution Date” shall mean each Bond Interest Payment Date, which shall be the date on which the Trustee shall make distributions pursuant to Section 3.2; provided that, if the Trustee on such Bond Interest Payment Date has not confirmed receipt of such interest in immediately available funds, notwithstanding any other provision hereof, such distribution may be delayed until the first (1st) Business Day on which the Trustee confirms receipt of immediately available funds.

“Trustor” shall mean, with respect to each Series, PHCLLC, in its capacity as trustor pursuant to the Trust Agreement.

“Trust Termination Date” shall have the meaning set forth in Section 4.1(b).

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York in the United States.

“United States” or “U.S.” shall mean the United States of America, its territories and its possessions.

Section 1.2.      Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of terms and provisions in the Standard Terms:

(a)       Words importing the singular number shall include the plural number and vice versa.

(b)       The captions and headings herein are solely for convenience of reference and shall not constitute a part of the Trust Agreement nor shall they affect its meaning, construction or effect.

(c)       The words “hereof,” “herein,” “hereto” and other words of similar import in the Standard Terms shall mean “in” and “under” the entire Trust Agreement, which with respect to each Series includes the Series Trust Agreement and the Standard Terms incorporated therein by reference and shall not refer to the Standard Terms standing alone.

(d)       All references herein to a particular time of day shall be to New York City time.

(e)       Reference to Sections, Articles, Schedules and Exhibits shall be to Sections, Articles, Schedules and Exhibits hereof or hereto unless a different document is specified.

Article 2

Creation of the Trust; Purposes of the Trust; Tax Matters

Section 2.1.	Creation of the Trust.

(a)       Pursuant to and in compliance with the Statutory Trust Act, the Trustor, at the direction of the Beneficial Owner of the Class B Certificates, shall create a Delaware statutory trust, bearing a separate and distinct series designation, pursuant to the filing by the Trustee and the Delaware Trustee of a Certificate of Trust with the Secretary of State and the execution of a Series Trust Agreement. Upon formation, the Trust shall constitute a statutory trust under the Statutory Trust Act. The Agreement shall constitute the governing instrument of the Trust.

(b)       The Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. However, notwithstanding the foregoing, the Trustee is not authorized to, and by its execution of the Series Trust Agreement shall agree that it shall not, engage in any activities that are not authorized and directed by the Trust Agreement.

(c)       The Trustee shall hold within the trust department of the Trustee the Bonds acquired by the Trust pursuant to the Series Trust Agreement and all distributions thereon after the Deposit Date received as principal, premium, if any, or interest with respect to the Bonds, whether from the Issuer or from any Principal Credit Source, pending disbursement for the benefit of the Holders and Beneficial Owners as hereinafter provided. The Trustee is authorized to establish various accounts with respect to the Trust corresponding to the characterization of assets to be deposited therein so that the Trustee may at all times ascertain such characterization.

(d)       The Trustee shall hold and retain custody of the Bonds for the benefit and account of the Holders and Beneficial Owners as the beneficiaries of the Trust.

(e)       The Bonds, all funds received as principal, premium, if any, and interest on the Bonds, and all other assets of the Trust shall, except with respect to the Bonds and other assets held by the Trust that are security entitlements or uncertificated securities, remain in the custody of the Trustee on behalf of the Trust. Moneys of the Trust shall be held by the Trustee uninvested in a segregated account. The Bonds, all funds and all other assets received and held by the Trustee on behalf of the Trust will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any Person claiming through the Trustee (other than the rights of the Holders and Beneficial Owners). The Trustee shall not have the power or authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the Bonds and other assets of the Trust to any Person, except as expressly permitted by the provisions of the Agreement.

Section 2.2.	Purposes of the Trust.

(a)       The purposes of the Trust are, and the Trust shall have the power and authority, to engage in the following activities, and only in such activities, subject to any relevant restrictions:

(i)       purchasing or otherwise acquiring, owning, holding and selling the Bonds (whether itself or through agents);

(ii)       creating, issuing and selling the Certificates;

(iii)       collecting the payments on the Bonds and the proceeds of the Bonds;

(iv)       paying the expenses of the Trust;

(v)       making distributions of trust income and assets to the Holders and Beneficial Owners;

(vi)       entering into agreements for the purchase or sale of Bonds, the letter of representations to DTC and such other agreements as are identified in the Series Trust Agreement or this Agreement; and

(vii)       such other activities as may be authorized or required by the express terms of the Statutory Trust Act, the Series Trust Agreement or the Standard Terms, in connection with the acquisition and administration of the assets of the Trust and the making of distributions to the Holders and Beneficial Owners.

(b)       The Trust shall be located and administered in the State of Delaware or the State of New York. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in such jurisdictions and the Trust shall have no employees in any other jurisdiction; provided, however, that nothing herein shall restrict or prohibit the Trustee from having employees within or without such jurisdictions. Payments shall be received by the Trust only in such jurisdictions, and payments will be made by the Trust only from such jurisdictions. The only office of the Trust shall be the Designated Office of the Trustee.

Section 2.3.	Acquisition of Bonds.

(a)       With respect to each Series, the Trustor shall irrevocably assign, convey and transfer to the Trustee, without recourse, for the benefit of the Holders and Beneficial Owners of the Certificates of such Series, all right, title and interest in, to and under the Bonds, free and clear of all claims, liens, security interests and encumbrances.

(b)       With respect to each Series, the Trustor shall represent and warrant as follows:

(i)       immediately prior to the delivery thereof to the Trust, the Trustor owned the Bonds free and clear of any lien, pledge, encumbrance or any other security interest; and

(ii)       upon delivery of the Bonds to the Trust, the Trustor shall not have any right, title or interest in, to or under the Bonds.

(c)     To the extent that the Bonds constitute security entitlements, the Trustor shall cause a securities intermediary (including DTC) to credit the Bonds to a securities account of the Trust or the Trustee. To the extent that the Bonds constitute certificated securities, the Trustor shall cause the Trust or the Trustee to acquire possession of the related security certificates indorsed to the Trust or the Trustee in blank by an effective indorsement, or registered in the name of the Trust, the Trustee or a nominee for the Trustee, upon original issue or registration of transfer by the issuer of such certificated security. To the extent that the Bonds constitute uncertificated securities, the Trustor shall cause the issuer of such uncertificated security to register the Trust or the Trustee as the registered owner of such uncertificated security.

(d)     The Trustee, on behalf of the Trust, is authorized and directed to deliver any instrument or document necessary to obtain registration, or registration of transfer, of the Bonds and to obtain payment of principal, premium, if any, and interest thereon. The Trustee, on behalf of the Trust, is further authorized to sign and file any declaration, affidavit, certificate of ownership or other document necessary or advisable in the administration of the Trust and to present for payment all Bonds or coupons thereon required to be presented as a condition of payment at the maturity or upon call for redemption thereof.

(e)     The Bonds and all moneys received as principal, premium, if any, and interest with respect to such Bonds shall remain in the custody of the Trustee and shall be held in trust for the benefit and account of the Holders and Beneficial Owners of the Certificates as the beneficial owners of the Bonds. All moneys received by the Trustee and held for the credit of the Trust shall be held by the Trustee uninvested and the Trustee shall not be liable for interest thereon to any Person. The Bonds will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any Person claiming through it, except as expressly permitted by the provisions of the Trust Agreement. Neither the Trustee nor the Delaware Trustee shall have any power or authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the assets of the Trust to any Person, except as expressly permitted by the Trust Agreement.

Section 2.4.      Obligations of Trustee, Delaware Trustee, Trustor and Calculation Agent.

(a)       None of the Trustee, the Delaware Trustee, the Trustor or the Calculation Agent has any obligation with respect to the Bonds, except as expressly provided herein.

(b)       None of the Trustee, the Delaware Trustee, the Trustor or the Calculation Agent has any obligation with respect to the Termination Agreement, if any, other than as explicitly provided herein.

Section 2.5.      Beneficial Owners’ Direct Interests; Relationship between Aggregate Stated Amounts and Bond Principal Amount.

(a)       With respect to each Series, Class A Certificates evidence beneficial ownership of and the right to receive certain future payments of principal, interest and premium, if any, on an undivided interest in the Bonds of such Series. The Class A Certificates of each Series shall, as of the Deposit Date and continuously thereafter, be held by a single Beneficial Owner. Such Beneficial Owner of the Class A Certificates shall have all the rights and privileges of an owner of the Bonds, to the extent provided in the Trust Agreement.

(b)        With respect to each Series, Class B Certificates evidence beneficial ownership of and the right to receive certain future payments of principal, interest and premium, if any, on an undivided interest in the Bonds of such Series. The Class B Certificates of each Series shall, as of the Deposit Date and continuously thereafter, be held by a single Beneficial Owner. Such Beneficial Owner of the Class B Certificates shall have all the rights and privileges of an owner of the Bonds, to the extent provided in the Trust Agreement.

(c)        With respect to each Series, the sum of the aggregate Stated Amount of Class A Certificates of such Series and the aggregate Stated Amount of Class B Certificates of such Series may not exceed the principal amount of the Bonds of such Series as of the Deposit Date.

(d)       With respect to each Series, no Beneficial Owner of Class A Certificates or Beneficial Owner of Class B Certificates shall have the right to voluntarily redeem its Certificates prior to the termination of the Trust. For the avoidance of doubt, this restriction shall not restrict or otherwise affect the rights of the Beneficial Owner of the Class B Certificates or any other Person to trigger a Termination Event in accordance with Section 4.1.

Section 2.6.      Tax Matters. With respect to each Series, each Beneficial Owner of Certificates of such Series acknowledges that (i) the arrangement created by the Series Trust Agreement is intended to be treated as an entity disregarded from the Beneficial Owner of the Class B Certificates for federal income tax purposes, (ii) the Class A Certificates are intended to be treated as indebtedness of the Beneficial Owner of the Class B Certificates and (iii) the Class B Certificates are intended to be treated as ownership interests in the Bonds and any other assets of the Trust. Each Beneficial Owner of Certificates of a Series agrees not to take any position inconsistent with the intended treatment of the Trust and the Certificates of such Series, as described above, for any tax reporting purpose. The Tax Matters Agent shall be (or shall be the agent and attorney-in-fact for) the partnership representative or tax matters partners (or the equivalent thereof for state and local tax purposes).

Section 2.7.      Intention of the Parties. With respect to each Series, it is the express intention of the parties hereto that the acquisition of the Bonds by the Trust pursuant to the Series Trust Agreement be an acquisition of all right, title and interest in and to such Bonds. Furthermore, with respect to each Series, it is not the intention of the parties that such acquisition and assignment be deemed to be a grant by the Trustor to the Trustee on behalf of the Trust or on behalf of any Holder or Beneficial Owner of the Certificates of such Series of a security interest in such Bonds to secure a debt or other obligation of the Trustor or such Holder or Beneficial Owner.

Article 3

Trust Income Distributions

Section 3.1.      Method of Payment; Trustee as Agent for Payment of Fees.

(a)       With respect to each Series, during any period in which the Certificates of such Series are held in the name of any Securities Depository or its nominee, payments of income distributions shall be transferred by the Trustee to such Securities Depository under such Securities Depository’s procedures for distribution to the Beneficial Owners of the Certificates of such Series. At any other time, income distributions shall be distributed as specified in Section 5.3(e).

(b)       With respect to each Series, the Trustee shall pay, as agent for the Beneficial Owners of the Certificates of such Series, each such Beneficial Owner’s allocable share of the accrued and unpaid Trustee Fee and Delaware Trustee Fee, on each Bond Interest Payment Date or other date on which such expenses are payable pursuant to the Trust Agreement.

Section 3.2.      Date and Priority of Distribution of Bond Interest. With respect to each Series, interest on the Bonds received by the Trustee on each Bond Interest Payment Date shall be distributed in the following order of priority:

(a)       first, to the Trustee and the Delaware Trustee, pari passu, as applicable, an amount equal to the accrued and unpaid Trustee Fee and Delaware Trustee Fee;

(b)       second, to the Beneficial Owner of the Class A Certificates, an amount equal to the accrued and undistributed interest that shall have accrued at the Class A Rate on the aggregate Stated Amount of Class A Certificates during the applicable Calculation Period; and

(c)       third, to the Beneficial Owner of the Class B Certificates, any balance remaining.

Section 3.3.      Trustee Fee; Delaware Trustee Fee.

(a)       The fee payable to the Trustee pursuant to Section 3.2(a) on each Bond Interest Payment Date (the “Trustee Fee”), shall be an amount, determined by the Trustee, equal to the product of (x) the Trustee Fee Rate and (y) the average aggregate Stated Amount of Certificates Outstanding from time to time on each day during the Fee Calculation Period ending on (but excluding) such Bond Interest Payment Date, calculated on an Actual/Actual Basis for the Fee Calculation Period ending on (but excluding) such Bond Interest Payment Date.

(b)       The fee payable to the Delaware Trustee pursuant to Section 3.2(a) on each Bond Interest Payment Date (the “Delaware Trustee Fee”), shall be an amount, determined by the Trustee, equal to the product of (x) the Delaware Trustee Fee Rate and (y) the average aggregate Stated Amount of Certificates Outstanding from time to time on each day during the Fee Calculation Period ending on (but excluding) such Bond Interest Payment Date, calculated on an Actual/Actual Basis for the Fee Calculation Period ending on (but excluding) such Bond Interest Payment Date; provided that the Delaware Trustee may, by separate agreement with the Trustor, provide for payment procedures pursuant to which the Trustor shall pay directly to the Delaware Trustee a mutually agreed fee, in lieu of the Delaware Trustee Fee calculated pursuant to Section 3.2(a).

Section 3.4.      Distributions to Class A Certificates.

(a)       Distributions of interest on the Class A Certificates shall be made on each Trust Income Distribution Date, in arrears, in respect of the interest that shall have accrued thereon during the Calculation Period ending on the day before the related Trust Income Distribution Date.

(b)       The amount of interest distributable to the Beneficial Owner of the Class A Certificates on any Trust Income Distribution Date in respect of the Calculation Period ending on the day immediately preceding such Trust Income Distribution Date shall be calculated on an Actual/360 Basis by multiplying (x) the aggregate Stated Amount of Class A Certificates Outstanding on such Trust Income Distribution Date by (y) the Class A Rate in effect from time to time during such Calculation Period; provided that, if any Trust issues additional Class A Certificates during a Calculation Period as a result of the application of the Portfolio Rebalancing Procedures, then the amount of interest distributable to the Beneficial Owner of the Class A Certificates in respect of such additional Class A Certificates shall be calculated on an Actual/360 Basis by multiplying (x) the Stated Amount of such additional Class A Certificates Outstanding on such Trust Income Distribution Date by (y) the Class A Rate in effect from time to time during the portion of such Calculation Period that such additional Class A Certificates were Outstanding by (z) the number of days that such additional Class A Certificates were Outstanding during such Calculation Period.

(c)        Absent manifest error, the amount of interest distributable to the Beneficial Owner of the Class A Certificates on each Trust Income Distribution Date shall be the amount determined by the Trustee in accordance with Section 3.4(b). Such interest shall be distributable to the Beneficial Owner of the Class A Certificates pursuant to Section 3.2(a).

Section 3.5.      Distributions to Class B Certificates. Distributions shall be made to the Beneficial Owner of the Class B Certificates on each Trust Income Distribution Date in accordance with Section 3.2(c). The Beneficial Owner of the Class B Certificates will be entitled to the balance of interest or other proceeds received in respect of the Bonds after payment of the amounts set forth in clauses (a) and (b) of Section 3.2.

Article 4

Termination Events

Section 4.1.      Termination Events.

(a)       With respect to each Series, each of the following events shall constitute a “Termination Event”:

(i)       (A) a failure of payment of any installment of principal of or premium, if any, or interest on the Bonds (whether by scheduled maturity, regular repayment, acceleration, demand or otherwise) and (B) if, with respect to such Bonds, a Principal Credit Source is identified as such in the related Bond Position Schedule, a failure of such Principal Credit Source to make such payment of principal, premium or interest under the terms of its credit enhancement upon demand for such payment thereunder, which failure or failures has continued unremedied for five (5) days (any such occurrence, an “Issuer Failure to Pay”); it being understood and agreed, for the avoidance of doubt, that any such failure of payment shall constitute an Issuer Failure to Pay, notwithstanding any debt moratorium, debt restructuring, debt adjustment or comparable extraordinary restriction that shall have been (x) declared or announced (whether or not in writing) by the Issuer or such Principal Credit Source or (y) imposed, declared or announced by a Governmental Authority having jurisdiction over the Issuer or such Principal Credit Source;

(ii)       notice shall have been received by the Trustee that an Act of Bankruptcy shall have occurred with respect to (A) the Issuer of the Bonds (or, in the case of any Bonds for which the payment of principal and interest constitutes a limited obligation of the Issuer payable solely from amounts received from a third party obligor for whose benefit the Bonds were issued, such third party obligor) and (B) if a Principal Credit Source is identified as such in the Bond Position Schedule, such Principal Credit Source (any such occurrence, a “Bankruptcy Event”);

(iii)       notice shall have been received by the Trustee and the Calculation Agent from the Beneficial Owner of the Class B Certificates, on any Business Day on or after the Earliest Class B Optional Termination Date, that such Beneficial Owner has elected to terminate the Trust (any such occurrence, a “Class B Optional Trust Termination”); it being understood and agreed that, if a Class B Optional Trust Termination with respect to any Series occurs more than sixty (60) days prior to the Scheduled Termination Date, such occurrence shall be a Make Whole Trigger Event;

provided that, if the Beneficial Owner of the Class B Certificates has elected to terminate the Trust pursuant to Section 5.1(e), such election may be made on any Business Day (without regard to the Earliest Class B Optional Termination Date) and shall not be a Make Whole Trigger Event;

(iv)       notice shall have been received by the Trustee from the Calculation Agent that:

(A)        the Calculation Agent has notified the Beneficial Owner of the Class B Certificates that the Bond Market Value has fallen below the Bond Minimum Market Value; and

(B)         the Beneficial Owner of the Class B Certificates has failed to cure such deficiency, by posting collateral, pursuant to and in accordance with the Termination Agreement, no later than the close of business on the Business Day immediately following notice of such deficiency (any such occurrence, a “Bond Minimum Market Value Breach”);

(v)       notice shall have been received by the Trustee from the Calculation Agent that, pursuant to the terms of the Termination Agreement:

(A)         DBNY has the right to terminate such Termination Agreement following the occurrence of (1) an “Event of Default” (as defined therein) or (2) a “Termination Event” (as defined therein), in either case, following the expiration of any cure or grace period specified in the Termination Agreement (any such occurrence, a “DBNY Right to Terminate ISDA”); or

(B)         PHCLLC has failed to pay the “Final Payment Amount” (as defined in the Termination Agreement) no later than 10:00 a.m. on the applicable Trust Termination Date (any such occurrence, a “PHCLLC ISDA Failure to Pay”); it being understood and agreed that any such PHCLLC ISDA Failure to Pay:

(1)       shall be a Make Whole Trigger Event, with an applicable Make Whole Interest Rate equal to the Class A Rate; and

(2)       shall constitute a “Foreclosure Event” for purposes of the Security Agreement; or

(vi)       notice shall have been received by the Trustee from any Notice Party that there exist reasonable grounds for the belief that (A) registration of the Trust is required under the Investment Company Act, (B) any Certificates have been sold in violation of the Securities Act or (C) the Trustor, the Trustee, any Beneficial Owner of Certificates or any Affiliate of any of them is not in compliance with the United States Dodd Frank Wall Street Reform and Consumer Protection Act and the rules promulgated thereunder or any other applicable securities laws or regulations.

(b)       With respect to each Series, upon the occurrence of any Termination Event, the Calculation Agent shall give prompt notice thereof to the Beneficial Owner of the Class B Certificates, by Electronic Means (each, a “Notice of Termination”), stating that a Termination Event has occurred and specifying the date on which the Trust will terminate as a result of such Termination Event (the “Trust Termination Date”), which Trust Termination Date shall be the fifth (5th) Business Day following the date of such Notice of Termination;

provided, however, that, with respect to a Class B Optional Trust Termination, the Trust Termination Date shall be the Business Day designated by the Beneficial Owner of the Class B Certificates when making its election to terminate the Trust, which Trust Termination Date shall be a Business Day no sooner than the fifth (5th) Business Day following the date of such election.

Section 4.2.      Termination Procedures.

(a)       With respect to each Series, as soon as practicable after the occurrence of a Termination Event, the Calculation Agent shall determine the Class A Redemption Price; provided that, if the triggering Termination Event is a Make Whole Trigger Event, the Calculation Agent shall also determine the applicable Make Whole Interest in accordance with Schedule II attached hereto, in order to determine the Class A Redemption Price. (See Schedule II.)

(b)       Upon determination of the Class A Redemption Price, the Calculation Agent shall notify the Trustee and the Beneficial Owner of the Class B Certificates, by Electronic Means, of the Class A Redemption Price so determined, including any Make Whole Interest, setting forth its calculations in reasonable detail, which Class A Redemption Price the Beneficial Owner of the Class B Certificates shall be required to pay to the Trustee, in immediately available funds, no later than the Trust Termination Date, for distribution by the Trustee pursuant to Section 4.2(c);

provided that, if so requested by the Beneficial Owner of the Class B Certificates, the Trustee shall direct the Calculation Agent to (i) determine a Quotation of Bond Price for the Bonds pursuant to and in accordance with the definition thereof in Section 1.1 and (ii) cause the sale of the Bonds, such that a sale is consummated so that the proceeds thereof will be available for distribution by the Trustee on the Trust Termination Date pursuant to Section 4.2(d);

provided, however, that the Calculation Agent will not cause a sale of the Bonds, if the expected bond proceeds would be insufficient to fund the Class A Redemption Price, unless the Beneficial Owner of the Class B Certificates agrees to pay to the Trustee, in immediately available funds, no later than the Trust Termination Date, for distribution pursuant to Section 4.2(d), an amount (the “Shortfall Payment”) equal to the (i) the proceeds of the sale of the Bonds actually received by the Trustee, in immediately available funds, on the Trust Termination Date, less (ii) the Class A Redemption Price;

provided further that, if the Bonds are to be sold as contemplated by the immediately preceding proviso and the Calculation Agent, after soliciting bids from potential purchasers, obtains at least one firm bid quotation, the Beneficial Owner of the Class B Certificates shall have a right of first refusal to purchase the Bonds from the Trust, for settlement no later than the Trust Termination Date, at a price equal to the greater of (i) the product of (x) the Quotation of Bond Price determined by the Calculation Agent and (y) the principal amount of the Bonds then held by the Trust and (ii) the Class A Redemption Price.

(c)        Upon receipt from the Beneficial Owner of the Class B Certificates of an amount equal to the Class A Redemption Price, in immediately available funds, no later than the Trust Termination Date, the Trustee shall, as promptly as possible, deliver the Bonds to, or at the direction of, the Beneficial Owner of the Class B Certificates and distribute the Class A Redemption Price in the following order of priority, each priority being fully paid before proceeds are used to pay any lower priority and no payment being made on any priority if the proceeds have been exhausted in the payment of higher priorities:

(i)       first, to the Trustee and Delaware Trustee, pari passu, an amount equal to the accrued and unpaid Trustee Fee and Delaware Trustee Fee, respectively, calculated to (but excluding) the Trust Termination Date;

(ii)       second, to the Beneficial Owner of the Class A Certificates, an amount equal to 100% of the Stated Amount of Class A Certificates Outstanding on such Trust Termination Date;

(iii)       third, to the Beneficial Owner of the Class A Certificates, an amount equal to the accrued and unpaid interest on such Class A Certificates at the Class A Rate to (but excluding) the Trust Termination Date; and

(iv)       fourth, to the Beneficial Owner of the Class A Certificates, if applicable, the Make Whole Interest, determined pursuant to Schedule II attached hereto.

(d)       On the Trust Termination Date, the Trustee shall distribute the proceeds of the sale of the Bonds (whether sold to the Beneficial Owner of the Class B Certificates or to another purchaser), together with the Shortfall Payment, if any, provided by the Beneficial Owner of the Class B Certificates, in the following order of priority, each priority being fully paid before proceeds are used to pay any lower priority and no payment being made on any priority if the proceeds have been exhausted in the payment of higher priorities; provided that, if the Bonds have been sold to a purchaser other than the Beneficial Owner of the Class B Certificates and the Trustee on the Trust Termination Date has not confirmed receipt of such proceeds in immediately available funds, notwithstanding any other provision hereof, such distribution may be delayed until the Business Day on which the Trustee confirms receipt of immediately available funds:

(i)       first, to the Trustee and Delaware Trustee, pari passu, an amount equal to the accrued and unpaid Trustee Fee and Delaware Trustee Fee, respectively, calculated to (but excluding) the Trust Termination Date;

(ii)       second, to the Beneficial Owner of the Class A Certificates, an amount equal to 100% of the Stated Amount of Class A Certificates Outstanding on such Trust Termination Date;

(iii)      third, to the Beneficial Owner of the Class A Certificates, an amount equal to the accrued and unpaid interest on such Class A Certificates at the Class A Rate to (but excluding) the Trust Termination Date;

(iv)      fourth, to the Beneficial Owner of the Class A Certificates, if applicable, the Make Whole Interest, determined pursuant to Schedule II attached hereto; and

(iv)      fifth, to the Beneficial Owner of the Class B Certificates, any remainder.

(e)           Notwithstanding any provision herein to the contrary, if, either:

(x)        the Beneficial Owner of the Class B Certificates, for whatever reason, fails to pay the Class A Redemption Price (or, if applicable, the purchase price of the Bonds, following exercise of its right of first refusal, or the required Shortfall Payment), when due and payable on the Trust Termination Date; or

(y)       if applicable, the Calculation Agent, notwithstanding commercially reasonable efforts, is unable to obtain any firm bids for the Bonds;

then, the Trustee shall transfer the Bonds, as promptly as possible on or after the Trust Termination Date, to the Beneficial Owner of the Class A Certificates; provided that such transfer to the Beneficial Owner of the Class A Certificates shall be contingent upon payment by the Beneficial Owner of the Class A Certificates to the Trustee and the Delaware Trustee of an amount equal to the sum of the accrued and unpaid Trustee Fee and Delaware Trustee Fee, respectively, calculated to (but excluding) the Trust Termination Date; provided, further, that, in connection with any such transfer, the Beneficial Owner of the Class B Certificates shall cooperate with the Trustee and the Beneficial Owner of the Class A Certificates to take whatever steps are necessary or appropriate to effect the assignment of the Bonds to the Beneficial Owner of the Class A Certificates.

(f)            Upon the completion of the payments and transfers required by this Section 4.2, the Trustee shall cancel the Certificates.

(g)           Upon the occurrence of a Termination Event pursuant to Section 4.1(a)(i) or (ii) above (namely, an Issuer Failure to Pay or a Bankruptcy Event), unless alternative arrangements satisfactory to the Beneficial Owner of the Class A Certificates shall have been made prior thereto, the special bankruptcy-related termination procedures set forth in Section 4.3 shall also apply.

Section 4.3.      Special Bankruptcy-related Termination Procedures.

(a)           In the case of a Termination Event pursuant to Section 4.1(a)(ii) above (namely, a Bankruptcy Event), unless arrangements satisfactory to the Beneficial Owner of the Class A Certificates have otherwise been made, the Beneficial Owner of the Class B Certificates shall deliver to the Trustee, as promptly as possible, for deposit into a special segregated custody account held by the Trustee in trust for the Beneficial Owner of the Class A Certificates (the “Preference Account”), cash in an amount equal to the sum of (i) any principal of the Bonds paid by the Issuer (or the trustee or other applicable fiduciary thereof) during the one hundred twenty-four (124) days preceding the date of the filing by or against the Issuer of a petition commencing a case under the Bankruptcy Code or any similar law (such filing, the “Issuer Bankruptcy Filing”) and (ii) any interest on the Bonds paid by the Issuer (or the trustee or other applicable fiduciary thereof) during the one hundred twenty-four (124) days preceding the date of such Issuer Bankruptcy Filing (such amount, the “Preference Account Reserve”).

(b)           Amounts held in the Preference Account shall be invested in Eligible Investments (as defined below), as directed by the Beneficial Owner of the Class B Certificates, and shall be available for payment to the Beneficial Owner of the Class A Certificates in the event that any payments of principal of and/or interest on the Bonds that have been made to such Beneficial Owner of the Class A Certificates are actually avoided as preference payments under a proceeding brought under the Bankruptcy Code or any similar law (any such payments, “Preference Payments”). For purposes hereof, “Eligible Investments” shall mean money market funds that are rated “AAA,” in the case of S&P or Fitch, or “Aaa,” in the case of Moody’s, that invest solely in obligations or securities of states of the United States of America or their political subdivisions, or interests therein.

(c)           Amounts held in the Preference Account shall be held by the Trustee in the Preference Account until the earlier to occur of the following (such date, the “Preference Period Expiration Date”):

(i)       the date on which an order has been received by the Trustee that Preference Payments made to the Beneficial Owner of the Class A Certificates must be returned as a result of a bankruptcy proceeding under the Bankruptcy Code or any similar law, and in such event, the Trustee shall pay over from the Preference Account to such Beneficial Owner of Class A Certificates an amount equal to such Preference Payments; or

(ii)       the date on which notice has been received by the Trustee that such bankruptcy proceeding is closed or dismissed and such dismissal or closure cannot be appealed;

it being understood and agreed that, on the first (1st) Business Day following the Preference Period Expiration Date, the Trustee shall distribute any cash or Eligible Investments held in the Preference Account, together with any investment earnings thereon, to the Beneficial Owner of the Class B Certificates.

(d)          If the Trustee receives an order that Preference Payments made to the Beneficial Owner of the Class A Certificates must be returned as a result of a bankruptcy proceeding under the Bankruptcy Code or any similar law, to the extent that the monies deposited in the Preference Account are less than the amount of such Preference Payments (the amount of any such deficiency, the “Preference Account Shortfall”), the Trustee shall notify the Beneficial Owner of the Class B Certificates that an amount equal to the Preference Account Shortfall is due. The proceeds of the resulting payment by the Beneficial Owner of the Class B Certificates shall be deposited by the Trustee in the Preference Account pending distribution to the Beneficial Owner of the Class A Certificates.

(e)           In the case of a Termination Event pursuant to Section 4.1(a)(i) above (namely, an Issuer Failure to Pay), unless arrangements satisfactory to the Beneficial Owner of the Class A Certificates have otherwise been made, the Beneficial Owner of the Class B Certificates shall deliver to the Trustee, as promptly as possible, for deposit into a special segregated custody account held by the Trustee in trust for the Beneficial Owner of the Class A Certificates (the “Holdback Account”), cash in an amount equal to the sum of (A) any principal of the Bonds paid by the Issuer (or the trustee or other applicable fiduciary thereof) during the one hundred twenty-four (124) days preceding the relevant Trust Termination Date, and (B) any interest on the Bonds paid by the Issuer (or the trustee or other applicable fiduciary thereof) during the one hundred twenty-four (124) days preceding such Trust Termination Date (such amount, the “Holdback Account Reserve”).

(f)           Amounts held in the Holdback Account shall be invested in Eligible Investments, as directed by the Beneficial Owner of the Class B Certificates. If during the one hundred twenty-four (124) days following the relevant Trust Termination Date the Trustee obtains knowledge of an Issuer Bankruptcy Filing, amounts held in the Holdback Account, together with any investment earnings thereon, shall be transferred to the Preference Account, to be held and applied as provided above. Otherwise, on the first (1st) Business Day that is at least one hundred twenty-five (125) days after the applicable Trust Termination Date, the Trustee shall distribute any cash or Eligible Investments held in the Holdback Account, together with any investment earnings thereon, to the Beneficial Owner of the Class B Certificates.

(g)          For U.S. federal income tax purposes, amounts held in the Preference Account and the Holdback Account (and the earnings thereon) shall be treated as property of the Beneficial Owner of the Class B Certificates pledged to the Trust to secure an obligation of the Beneficial Owner of the Class B Certificates to restore any deficit in its capital account caused by losses allocated to such Beneficial Owner.

Article 5

The Certificates

Section 5.1.      Ownership of Bonds; Voting. With respect to each Series:

(a)       the Trust shall have the power and authority, and the Trustee is hereby directed, to issue the Certificates in accordance with the Trust Agreement;

(b)       the Beneficial Owner of the Class A Certificates shall have all the rights and privileges of an owner of the Bonds, to the extent provided in the Trust Agreement; it being understood and agreed that the Class A Certificates of each Series shall, as of the Deposit Date and as of any date thereafter, be held by only one Beneficial Owner;

(c)       the Class B Certificates evidence ownership of and the right to receive certain future payments of principal, interest and premium, if any, on an undivided interest in the Bonds, on the terms and conditions set forth in the Trust Agreement;

(d)       the Beneficial Owner of the Class B Certificates shall have all the rights and privileges of an owner of the Bonds, to the extent provided in the Trust Agreement; it being understood and agreed that the Class B Certificates of each Series shall, as of the Deposit Date and as of any date thereafter, be held by only one Beneficial Owner;

(e)           in the event of any action or consent requiring the vote of the owners of the Bonds, the Trustee shall:

(i)       within three (3) Business Days of its being informed of any such action or consent, deliver to the Initial Beneficial Owner of the Class A Certificates (notwithstanding any intervening transfer of the Class A Certificates or any beneficial interest therein by the Initial Beneficial Owner of the Class A Certificates) and the Beneficial Owner of the Class B Certificates each such Beneficial Owner's proxy for such vote (prepared by counsel to the Trustor), returnable to the Trustee; and

(ii)       vote solely in accordance with the proxies received from the Initial Beneficial Owner of the Class A Certificates and the Beneficial Owner of the Class B Certificates, weighted by the respective Stated Amounts of Class A Certificates and Class B Certificates, respectively, Outstanding as of the date such proxies are delivered to such Beneficial Owners;

provided that, notwithstanding the foregoing, the Beneficial Owner of the Class B Certificates shall have the right to deliver voting instructions to the Initial Beneficial Owner of the Class A Certificates, by telephone and by email to dbtob@list.db.com, no later than the tenth (10th) day before the Trustee is required to submit its vote with respect to the Bonds (or, if the Trustee delivers such proxy to the Beneficial Owner of the Class B Certificates and the Initial Beneficial Owner of the Class A Certificates fewer than ten (10) calendar days prior to the date on which the Trustee is required to submit its vote, no later than the second (2nd) Business Day after the date of receipt of the proxies);

provided further that if, following receipt of (i) its proxy from the Trustee and (ii) timely voting instructions from the Beneficial Owner of the Class B Certificates delivered as provided above, the Initial Beneficial Owner of the Class A Certificates, no later than the fifth (5th) day before the Trustee is required to submit its vote with respect to the Bonds, has either (x) returned its proxy to the Trustee, indicating a vote contrary to the instructions given by the Beneficial Owner of the Class B Certificates or (y) informed the Trustee and the Beneficial Owner of the Class B Certificates by telephone that it will not vote in accordance with such voting instructions, then the Beneficial Owner of the Class B Certificates shall have the right to terminate the Trust, pursuant to Section 4.1(a)(iii);

(f)        the Trustee shall not take any action as the nominal holder or owner of the Bonds, either alone or as part of a group of such holders or owners of such Bonds, except in accordance with the affirmative direction of the the Initial Beneficial Owner of the Class A Certificates and the Beneficial Owner of the Class B Certificates;

(g)       the Beneficial Owners of the Certificates shall return their proxies to the Trustee no later than the later of (i) the fifth (5th) Business Day after the date of receipt of the proxy and (ii) the fifth (5th) day before the Trustee is required to submit its vote with respect to the Bonds. On any Business Day after the date proxies are delivered by the Trustee, either Beneficial Owner of Certificates may request that the Trustee inform such Beneficial Owner of whether the other Beneficial Owner of Certificates has delivered its proxy and, if so, how such proxy was voted, and the Trustee shall provide such Beneficial Owner with the requested information. The Trustee shall have no liability for any failure to act resulting from the late return of, or failure to return, any such proxy sent by the Trustee to either Beneficial Owner of Certificates.

Section 5.2.      Form and Numbering of Certificates. With respect to each Series, the definitive Certificates of such Series are issuable in fully registered form in Authorized Denominations. Certificates shall be substantially in the form set forth as Exhibit A or Exhibit B, as applicable, attached hereto, with such appropriate variations, omissions and insertions as may be necessary or appropriate to conform to the provisions of the Trust Agreement. All Certificates may have endorsed thereon such letters, numbers or other marks of identification and such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or of any securities exchange on which the Certificates may be listed or any usage or requirement of law with respect thereto.

Section 5.3.      Details of Certificates.

(a)       the Certificates shall be dated the Deposit Date, shall entitle their Holders and/or Beneficial Owners to payments of interest, principal and, under certain circumstances, premium on the Bonds.

(b)      the Certificates shall be executed by the manual signature of an Authorized Trustee Officer. In case any Authorized Trustee Officer whose signature shall appear on any Certificates shall cease to be such officer before the delivery of such Certificates, such signature shall nevertheless be valid and sufficient for all purposes the same as if he or she had remained in office until such delivery.

(c)       the Stated Amount of all Certificates shall be payable at the Designated Office of the Trustee upon the presentation and surrender of such Certificates as the same shall become due and payable.

(d)       all Certificates surrendered for payment, exchange or transfer shall forthwith be cancelled by the Trustee.

(e)       such interest will be paid to each Holder or Beneficial Owner by wire transfer of immediately available funds, according to wire instructions given to the Trustee by such Holder or Beneficial Owner in writing for such purpose.

(f)        subject to the foregoing provisions of this Section 5.3, Certificates delivered under the Trust Agreement upon registration of transfer of or in exchange for or in lieu of any other Certificates shall carry all the rights to accrued and unpaid interest, and interest to accrue, on the Bonds that were carried by such other Certificates and such Certificates shall entitle the Holder or Beneficial Owner thereof to receive interest payments from such date, so that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

(g)       to the fullest extent permitted by law, the Certificates shall have only the rights specifically set forth in the Trust Agreement.

(h)      The Receipt and Acceptance of any Receipt or any beneficial interest therein by or on behalf of any Holder or any Beneficial Owner, without any signature or further manifestation of assent, shall constitute the unconditional acceptance by such Holder or Beneficial Owner of all the terms and provisions of the Trust Agreement and shall constitute the Agreement of the Trust, such Holder and such Beneficial Owner that the terms and provisions of such Trust Agreement are binding, operative and effective as between the trust and such Holder or Beneficial Owner.

Section 5.4.     Validity of Certificates. Only such Certificates as shall have been duly executed by an Authorized Trustee Officer shall be entitled to any benefit or security under the Trust Agreement. No Certificates shall be valid or become obligatory for any purpose unless and until such Certificates shall have been duly executed by an Authorized Trustee Officer, and such signature of an Authorized Trustee Officer upon any such Certificates shall be conclusive evidence that such Certificates have been duly executed and delivered pursuant to the Trust Agreement.

Section 5.5.     Exchange of Certificates. Subject to Sections 5.6 and 5.12, Certificates, upon surrender thereof at the Designated Office of the Trustee, together with an assignment duly executed by the registered owner or such owner’s attorney or legal representative in such form as shall be satisfactory to the Trustee, may, at the option of such Holder, be exchanged for an equal aggregate Stated Amount of Certificates and terms, of any Authorized Denominations, entitling the Holder thereof to receive payments in the same manner, and in the same form as the Certificates surrendered for exchange.

Section 5.6.     Registration and Transfer of Certificates.

(a)       the Trustee shall keep books for the registration and registration of transfer of Certificates as provided in the Trust Agreement. Said registration books shall be available at all reasonable times for inspection by the Trustor and its agents and representatives, and the Trustee shall provide upon its written request, an accurate copy of the names and addresses of the Holders set forth on such books.

(b)       the transfer of any Certificates may be registered only upon the books kept for the registration and registration of transfer of Certificates, upon surrender thereof to the Trustee, together with an assignment duly executed by the registered owner or such owner’s attorney or legal representative in such form as shall be satisfactory to the Trustee. Upon any such registration of transfer, the Trustee shall execute and deliver in exchange for such Certificates one or more new registered Certificates, registered in the name of the transferee, of any denomination or denominations authorized by the Trust Agreement in the aggregate Stated Amount equal to the Stated Amount of such Certificates surrendered or exchanged, on the same terms, and entitling the Holder thereof to receive trust income distributions in the same manner and in the same form as the Certificates so surrendered.

(c)       In all cases in which Certificates shall be exchanged or the transfer of Certificates shall be registered hereunder, the Trustee shall execute and deliver at the earliest practicable time Certificates in accordance with the provisions of the Trust Agreement. All Certificates surrendered in any such exchange or registration of transfer shall forthwith be cancelled by the Trustee. No service charge shall be made for any registration, transfer, or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Section 5.7.     Ownership of Certificates. The Trust, the Trustor, the Trustee, the Delaware Trustee and any of their respective agents may treat the Person in whose name any Certificates are registered, including, without limitation, any Securities Depository or its nominee, as the owner of such Certificates for the purpose of receiving distributions of principal of, and any income distributions on, such Certificates, and, except as otherwise provided, for all other purposes whatsoever, whether or not such Certificates shall be overdue, and, to the extent permitted by law, none of the Trust, the Trustor, the Trustee or the Delaware Trustee nor any such agent shall be affected by notice to the contrary.

Section 5.8.     Issuance of Certificates: Accrued Interest on Bonds.

(a)       Each Series of Certificates shall consist of Class A Certificates and Class B Certificates in the aggregate Stated Amounts set forth in the related Bond Position Schedule. Certificates issued on the Deposit Date shall be dated the Deposit Date.

(b)      With respect to each Series, before the Certificates of such Series shall be executed and delivered by the Trustee on the Deposit Date, there shall be filed or deposited with the Trustee the following:

(i)      a fully executed copy of the Series Trust Agreement, which Series Trust Agreement incorporates by reference therein the Standard Terms;

(ii)      a copy of the DTC Letter;

(iii)     an opinion of special counsel to the Trustor (or such other nationally recognized counsel as is acceptable to the Trustor) as to the due authorization, execution and delivery of and the validity of and enforceability against the Trustor of the Trust Agreement, in form and substance satisfactory to the Trustor and the Trustee;

(iv)     opinion of Chapman and Cutler LLP, special counsel to the Trust (or such other nationally recognized counsel as is acceptable to the Trustor), as to certain securities law matters, in form and substance satisfactory to the Trustor and the Trustee;

(v)      an opinion of special counsel to the Trustee, as to the due authorization, execution and delivery of and the validity of and enforceability against the Trustee of the Trust Agreement, in form and substance satisfactory to the Trustor and the Trustee;

(vi)     an opinion of Delaware counsel to the Trust, as to all matters relating to the laws of the State of Delaware, in form and substance satisfactory to the Trustor and the Trustee; and

(vii)    such other documents, certificates and opinions as the Trustee reasonably may require.

When the documents mentioned in items (i) to (vi), and, if applicable, (vii), inclusive, of this Section 5.8(b) shall have been filed with the Trustee and when the Certificates shall have been issued as required by the Trust Agreement, the Trustee shall deliver the Certificates to or upon the order of the Trustor, but only upon deposit of the Bonds with the Trustee.

(c)       On the first Bond Interest Payment Date following the Deposit Date (or, if earlier, on the first date on which the Trustee receives payments in respect of accrued interest on the Bonds), the Trustee, unless otherwise specified in the Series Trust Agreement, shall transfer to the Beneficial Owner of the Class B Certificates the amount set forth in such Series Trust Agreement as the “Accrued Interest on Bonds.” The “Accrued Interest on Bonds” represents that portion of the interest received by the Trustee in immediately available funds on such Bond Interest Payment Date or such other date, as applicable, that shall have accrued on the Bonds prior to the Deposit Date; provided that, if the Trustee on the first Bond Interest Payment Date has not confirmed receipt of such interest in immediately available funds, notwithstanding any other provision hereof, the Trustee may delay the distribution of the Accrued Interest on Bonds until the Business Day on which the Trustee confirms receipt of immediately available funds; and provided further that, if such Bond Interest Payment Date is not a Business Day, then the Trustee may delay the distribution of such Accrued Interest on Bonds until the first Business Day on which the Trustee has confirmed receipt of immediately available funds, which Accrued Interest on Bonds shall then be distributed as though distributed on such Bond Interest Payment Date.

Section 5.9.     Temporary Certificates.

(a)       Until definitive Certificates are ready for delivery, upon request of the Trustor, at the direction and on behalf of the Holders of Certificates, who shall supply the Trustee with the number of Certificates required, the Trustee shall execute and deliver, in lieu of definitive Certificates and subject to the same limitations and conditions, typewritten, printed, engraved or lithographed temporary Certificates, in the form of fully registered Certificates in Authorized Denominations, substantially of the tenor of the Certificates set forth in the Trust Agreement and with such appropriate omissions, insertions and variations as may be required.

(b)      Until definitive Certificates are ready for delivery, any temporary Certificates may be exchanged at the Designated Office of the Trustee, without charge to the Holder thereof, for an equal aggregate Stated Amount of temporary fully registered Certificates of Authorized Denominations, of like tenor, of the same terms, and entitling the Holder thereof to receive trust income distributions in the same manner as the Certificates so exchanged.

(c)      If temporary Certificates shall be issued, the Trustee shall prepare the definitive Certificates and execute the same, and the Trustee, upon presentation to it at its principal office of any temporary Certificates, shall cancel the same and deliver in exchange therefor at the place designated by the Holder, without charge to the Holder thereof, one or more definitive Certificates of an equal aggregate Stated Amount, of the same terms, and entitling the Holder thereof to receive trust income distributions in the same manner as the temporary Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefit of the Trust Agreement as the definitive Certificates to be issued and authenticated hereunder.

Section 5.10.   Mutilated, Destroyed, Lost or Stolen Certificates. In case any Certificates shall become mutilated or be destroyed, lost or stolen, the Trustee shall execute and deliver new Certificates, of like date, terms and tenor in exchange and substitution for and upon the cancellation of such mutilated Certificates or in lieu of and in substitution for such Certificates destroyed, lost or stolen, and the Holder shall pay the reasonable expenses and charges of the Trustee in connection therewith and, in case of any Certificates destroyed, lost or stolen, the Holder shall file with the Trustee evidence satisfactory to it that such Certificates were destroyed, lost or stolen, and of its ownership thereof, and shall furnish, or cause to be furnished to, the Trust and the Trustee with such indemnity as shall be satisfactory to them (which, in the case of an indemnitor that has a net worth of at least $50,000,000, may, at the request of such indemnitor, be provided on an unsecured basis if permitted by the Trustee in its sole discretion). Any replacement Certificates issued pursuant to this Section 5.10 shall constitute complete and indefeasible evidence of ownership in the Bonds as if originally issued, whether or not the destroyed or lost or stolen Certificates shall be found at any time.

Section 5.11.   Book-Entry Only System for Certificates.

(a)       Except as otherwise provided in the Series Trust Agreement, one or more fully registered Class A Certificates and Class B Certificates, each in an Authorized Denomination, shall be registered in the name of DTC or its nominee, and ownership thereof shall be maintained in book-entry form by DTC for the account of the DTC Participants thereof. Initially, the Class A Certificates and the Class B Certificates shall be registered in the name of Cede & Co., as the nominee of DTC. Transfers of beneficial ownership interests in the Class A Certificates and Class B Certificates that are registered in the name of Cede & Co. will be accomplished by book entries made by DTC and in turn by the DTC Participants who act on behalf of the Beneficial Owners of Class A Certificates and Class B Certificates.

(b)      None of the Trust, the Trustor, the Trustee, the Delaware Trustee, or any of their respective Affiliates, shall have any responsibility or obligation with respect to:

(i)      the accuracy of the records of DTC or any DTC Participant with respect to any beneficial ownership interest in the Class A Certificates;

(ii)      except as otherwise provided, the delivery to any DTC Participant, any Beneficial Owner of Certificates or any other Person, other than DTC, of any notice with respect to the Certificates;

(iii)     the payment to any DTC Participant, any Beneficial Owner of the Certificates or any other Person, other than DTC, of any amount distributable with respect to the Certificates; or

(iv)     the failure of DTC to effect any transfer.

(c)       So long as the Certificates are registered in the name of DTC or its nominee, the Trustee may treat DTC as, and deem DTC to be, the absolute owner of the Certificates for all purposes whatsoever, including without limitation:

(i)       the payment of distributions to Beneficial Owners of Certificates;

(ii)      except as otherwise provided, giving notices with respect to the Certificates; and

(iii)     registering transfers with respect to the Certificates.

(d)       If at any time DTC notifies the Trustee that it is unwilling or unable to continue as Securities Depository with respect to the Certificates or if at any time DTC shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Trustee, at the direction of the Trustor, at the request of and on behalf of the Beneficial Owner of the Class B Certificates, within ninety (90) days after it receives notice or becomes aware of such condition, as applicable, or if the Trustor determines that it is in the best interests of the Beneficial Owners of the Certificates that they be able to obtain Certificates in certificated form, then the Trustee shall execute and deliver certificates representing the Certificates in exchange for the global certificates, which new certificates shall be registered in such names and be in such Authorized Denominations as DTC, pursuant to instructions from the DTC Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such new certificates to the Persons in whose names such Certificates are so registered. The parties to the Trust Agreement may enter into an amendment thereto to make such changes as shall be necessary or appropriate if DTC is not the Securities Depository.

Section 5.12.   Limitations on Transfer.

(a)       Neither the Certificates nor any interest therein may be issued and sold, transferred or resold except as permitted under the Securities Act and the Investment Company Act, in each case, pursuant to registration or an exemption therefrom and under any applicable U.S. state securities or “Blue Sky” laws. Without limiting the generality of the foregoing, Certificates and interests therein may only be issued and sold, transferred or resold to Persons that are (i) Qualified Institutional Buyers or Accredited Investors and (ii) Qualified Purchasers, in each case, purchasing the Certificates for their own account.

(b)       For the purpose of monitoring compliance with the foregoing restrictions, each transferee of Certificates of any Series or any beneficial interest therein shall deliver to the Trustor a completed and duly executed purchaser letter, substantially in the form of Exhibit D attached hereto (each, a “Purchaser Letter”). Such Purchaser Letter shall be available for inspection by the Trustee during normal business hours. The Trust, the Trustor, the Trustee and the Delaware Trustee may rely conclusively upon the information contained in any such Purchaser Letter in the absence of actual knowledge of information to the contrary. In connection with any transfer, the Trustor or the Trustee may require an unqualified Opinion of Counsel to the effect that such transfer may be effected without registration under the Securities Act and under any applicable state securities or “Blue Sky” laws.

(c)      The Certificates shall bear legends stating that they have not been registered under the Securities Act and are subject to the transfer requirements described in this Section 5.12. By purchasing Certificates or any interest therein, each purchaser shall be deemed to have agreed to these transfer requirements.

(d)       The Certificates and related documentation, including the Trust Agreement, may be amended or supplemented from time to time to modify the restrictions on and procedures for resale and other transfers of the Certificates and interests therein to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other transfer of restricted securities generally, if the Trust, the Trustor and the Trustee shall have received an Opinion of Counsel to the effect that such amendment or supplement is necessary or appropriate.

(e)      The Certificates shall not be listed on any established securities market. For this purpose, “established securities market” includes (i) any national securities exchange registered under the Securities Exchange Act or exempted from registration because of the limited volume of transactions, (ii) any local exchange, and (iii) any over the counter market characterized by an interdealer quotation system that regularly disseminates quotations of obligations by identified brokers or dealers, by Electronic Means or otherwise.

(f)        Notwithstanding anything to the contrary herein, (i) as of the Deposit Date and as of any date thereafter, there shall be only one Beneficial Owner of the Class A Certificates and only one Beneficial Owner of the Class B Certificates; and (ii) any transfer of the Class B Certificates or any beneficial interest therein shall require the prior written consent of the Beneficial Owner of the Class A Certificates; it being understood and agreed that the Beneficial Owner of the Class A Certificates shall not consent to any such transfer other than in connection with an assignment of all the obligations of the Beneficial Owner of the Class B Certificates under the Termination Agreement, if any, to a party assuming all such obligations in writing. For the avoidance of doubt, “any transfer of the Class B Certificates or any beneficial interest therein” includes any transaction, however denominated, that would be treated as a transfer of ownership for federal income tax purposes.

Section 5.13.  Risk Retention. With respect to each Series, the Beneficial Owner of the Class B Certificates agrees that it will (a) as a condition to the issuance of Class A Certificates of such Series, on the Deposit Date, acquire, or cause a Qualified Affiliate to acquire, beneficial ownership of Class B Certificates of such Series equal to at least 5% of the aggregate Stated Amount of all Certificates of such Series issued on the Deposit Date, and (b) maintain, or cause a Qualified Affiliate to maintain, beneficial ownership of a Stated Amount of Residual Certificates of such Series equal to at least 5% of the aggregate Stated Amount of all Certificates of such Series at any time Outstanding during the term of the Trust. The Trustee shall not be responsible whatsoever for monitoring compliance with the Risk Retention Rules.

Article 6

Certain Representations and Covenants of the Parties

Section 6.1.     Representations and Covenants of the Trustor. The Trustor hereby represents as follows:

(i)       The Trustor is duly authorized to execute the Series Trust Agreement.

(ii)      All action on its part for the issuance of the Certificates shall have been duly and effectively taken on or before the date of issuance thereof.

(iii)     The Certificates, in the hands of the Holders and Beneficial Owners thereof, will be valid rights to receive payments on or distributions in respect of the Bonds, on the terms and conditions set forth in the Trust Agreement, enforceable according to their terms, notwithstanding the bankruptcy, insolvency or liquidation of the Trustor.

(iv)     The Trustor is duly authorized to perform, and shall faithfully perform at all times, all of the covenants, undertakings and agreements contained in the Trust Agreement.

(v)      The Trustor shall give the other Notice Parties notice of any substitution, replacement or resignation of the Trustor under the Trust Agreement at least thirty (30) days prior to the effective date thereof.

(vi)     The Trustor shall give the other Notice Parties notice of any substitution, replacement or resignation of the Tax Matters Agent or Calculation Agent under the Trust Agreement at least thirty (30) days prior to the effective date thereof.

Section 6.2.     Covenants of the Trustee. The Trustee shall not take any of the following actions (nor shall the Beneficial Owners of the Certificates direct the Trustee to take any such actions):

(i)      dissolve, terminate or liquidate the Trust in whole or in part in a manner not contemplated by the express terms of the Trust Agreement;

(ii)      merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the assets of the Trust to any other entity in a manner not contemplated by the express terms of the Trust Agreement;

(iii)     cause the Trust to incur, assume or guaranty any indebtedness other than as contemplated by the Trust Agreement;

(iv)     do any act that conflicts with the Certificate of Trust or the Trust Agreement;

(v)      do any act that would make it impossible to carry on the ordinary business of the Trust;

(vi)     confess a judgment against the Trust;

(vii)    possess any Trust assets, or assign any of the Trust’s right to property, for other than a valid Trust purpose;

(viii)   cause the Trust to lend any funds to any entity;

(ix)     change the Trust’s purpose and powers from those set forth in the Certificate of Trust or the Trust Agreement; or

(x)      fail to observe all formalities required under, or do any act in contravention of the requirements of, the Statutory Trust Act.

Section 6.3.     Affirmative Covenants of the Trust. The Trust hereby agrees that it shall:

(i)       maintain the books and records of the Trust separate and distinct from any other Person;

(ii)      maintain the financial statements of the Trust separate and distinct from any other Person;

(iii)     hold and account for the assets of the Trust in separate and distinct records, such that the assets of the Trust are not impermissibly commingled;

(iv)     conduct the business of the Trust in the name of the Trust;

(v)      other than as contemplated by the Certificate of Trust and the Trust Agreement, pay the liabilities and expenses of the Trust solely out of the income and assets of the Trust;

(vi)     observe all formalities required under the Statutory Trust Act;

(vii)   enter into transactions with the Trustor or any of its Affiliates only if each such transaction is commercially reasonable, and on the same terms as would be available in an arm’s length transaction with a Person that is not an Affiliate;

(viii)   hold itself out as a separate entity from the Trustor; and

(ix)     correct any known misunderstanding regarding its separate and independent identity.

Section 6.4.     Negative Covenants of the Trust. Notwithstanding any provision of the Trust Agreement to the contrary, including without limitation Section 6.3 above, the Trust hereby agrees that it shall not:

(i)       engage in any business activity other than as contemplated by the Certificate of Trust or the Trust Agreement;

(ii)      incur, assume or guaranty any indebtedness other than as set forth in the Trust Agreement;

(iii)     engage in any dissolution, liquidation, consolidation, merger or sale of any assets in a manner not contemplated by the express terms of the Trust Agreement;

(iv)     form, or cause to be formed, any subsidiaries;

(v)      own or acquire any asset other than as contemplated by the Certificate of Trust or the Trust Agreement;

(vi)     hold out its credit as being available to satisfy the obligation of any other Person;

(vii)    conduct any business in the name of the Trustor or any of its Affiliates;

(viii)   acquire the obligations or securities of the Trustor or any of its Affiliates;

(ix)      make loans to any other Person or buy or hold evidence of indebtedness (other than the Bonds) issued by any other Person;

(x)      other than as contemplated by the Certificate of Trust or the Trust Agreement, pledge the assets to or for the benefit of any other Person;

(xi)      identify the Trust as an Affiliate of any other Person; and

(xii)     other than as contemplated by the Certificate of Trust or by the Trust Agreement, follow any directions or instructions of the Trustor.

Section 6.5.     Covenant of the Parties with respect to Bankruptcy. The Trustor, the Trustee and the Delaware Trustee each agrees that it shall not, until at least one year and one day after the termination of the Trust Agreement, take any of the following actions:

(i)       institute proceedings to have the Trust declared or adjudicated bankrupt or insolvent;

(ii)      consent to the institution of bankruptcy or insolvency proceedings against the Trust;

(iii)     file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy;

(iv)     consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust;

(v)      make any assignment for the benefit of any creditors with respect to the Trust;

(vi)     cause the Trust to admit in writing its inability to pay its debts generally as they become due; or

(vii)    take any action, or cause the Trust to take any action, in furtherance of any of the foregoing.

Article 7

The Trustee and Delaware Trustee

Section 7.1.     Acceptance of Duties; Purposes and Powers.

(a)       Each of the Trustee and the Delaware Trustee, by its execution of the Series Trust Agreement, shall accept and agree to fulfill the respective obligations imposed upon it by the Trust Agreement, upon the express terms and conditions set forth in the Trust Agreement.

(b)       The Trustee is not authorized to, and by its execution of the Series Trust Agreement, shall agree that it will not, engage in activities with respect to the Trust that are not permitted by the Trust Agreement.

(c)       The Trustee is authorized to execute and deliver documents related to the Trust and documents so executed and delivered shall be valid obligations of the Trust.

(d)      The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Act that the Trust have at least one trustee with a principal place of business in the State of Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Trustee.

(e)       The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution and filing of any certificates required to be filed with the Delaware Secretary of State that the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Holder or Beneficial Owner of Certificates, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in the Trust Agreement. The Delaware Trustee shall have no liability for the acts or omissions of the Trustee.

Section 7.2.     Limited Liability.

(a)       Although called a Trustee or Delaware Trustee, as applicable, the Trustee and the Delaware Trustee shall each be responsible for performing such duties and only such duties as are specifically set forth in the Trust Agreement and no implied covenants, duties or obligations (whether of a fiduciary nature or otherwise) shall be read into the Trust Agreement or implied in law against the Trustee or the Delaware Trustee. The foregoing is also intended to restrict the duties of the Trustee and the Delaware Trustee, as applicable, at law or in equity (including fiduciary duties) and liabilities relating thereto. The Trustee and the Delaware Trustee may each exercise any power or perform any obligations required on its part hereunder either directly or through one or more agents chosen with due care.

(b)      The Trustee and the Delaware Trustee shall incur no liability to any Holder or Beneficial Owner of any Certificates if, by reason of any provision of any present or future law or regulation thereunder of any governmental authority or by reason of any natural disaster or war or other similar circumstance beyond its control, the Trustee or the Delaware Trustee, as applicable, is prevented from doing or performing any act or thing that the terms of the Trust Agreement provide should be done or performed.

(c)      The Trustee and the Delaware Trustee shall not be charged with knowledge of any event or condition unless an officer assigned to the department administering the Trust Agreement has actual knowledge thereof.

(d)       The Trustee and the Delaware Trustee shall assume no obligation and shall not be subject to any liability to Holders or Beneficial Owner of Certificates in the performance of its respective duties hereunder, other than by reason of its own willful misconduct, bad faith or gross negligence. Neither the Trustee nor the Delaware Trustee is under any obligation to take any action that may tend to involve it in any expense or liability, the recovery or payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Trustee and the Delaware Trustee may each own and deal in the Bonds, in obligations of the same issue and maturity as the Bonds and in the Certificates, as though they were not the Trustee or the Delaware Trustee under the Trust Agreement.

(e)       The Trustee and the Delaware Trustee shall be entitled to rely on and shall be under no obligation to verify:

(i)       any determination of any statistical amount, price, rate, leverage fraction, make whole interest or make whole interest rate, valuation, mathematical value or market price or value furnished to the Trustee by the Calculation Agent, including, without limitation, the accrued and undistributed interest on the Class A Certificates;

(ii)      any rate (including the LIBOR Rate, the Alternate Rate or any other benchmark index rate), price, yield or other numerical amount set forth in any Series Trust Agreement;

(iii)     information in any Purchaser Letter delivered pursuant to Section 5.12(b);

(iv)    the contents of any notice, instruction or other information furnished to it by the Trustor, the Calculation Agent or the Beneficial Owner of the Class B Certificates, in connection with the purchase or sale of any Bonds hereunder; and

(v)     the validity and accuracy of any requests or instructions, including notices delivered by Beneficial Owners, conforming to the requirements of the Trust Agreement.

(f)        Neither the Trustee nor the Delaware Trustee shall have any obligation or be subject to any liability to any Beneficial Owner for the performance of any duties imposed on DTC or any DTC Participant (direct or indirect) under the terms of the Trust Agreement or any Certificates.

(g)      Notwithstanding anything herein to the contrary, neither the Trustee nor the Delaware Trustee shall be responsible for, or be subject to any liability to any Holder or Beneficial Owner for, any loss, cost or expense incurred in connection with the deposit or sale of Bonds hereunder, including but not limited to the deposit of Bonds pursuant to Section 2.3, other than by reason of its own willful misconduct, bad faith or gross negligence.

(h)       The Securities Depository with which the Bonds are maintained as book-entry credits shall not be deemed an agent of the Trustee.

(i)       Except for the authority and authenticity of any signatures of signatories of the Trustee appearing on the Certificates, the Trustee makes no representations as to the validity or sufficiency of the Certificates or as to the validity, sufficiency, worth or tax exempt status of the Bonds relating thereto.

(j)       Subject to Section 7.2(g), the Trustee shall not be responsible for, or be subject to any liability to any Holder for, any loss, cost or expense incurred in connection with the deposit or sale of Bonds hereunder.

(k)       The Trustee may employ agents or attorneys to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Trustee and shall not be responsible for the misconduct or negligence of any such agent or attorney appointed with due care.

(l)        In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)      The Trustee shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the LIBOR Rate (or, upon conversion to an alternative to the LIBOR Rate, the Alternate Rate) or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any such other unavailability or cessation or similar transition; (ii) to select, determine or designate any Alternate Rate or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied; (iii) to select, determine or designate any Alternate Rate Margin Adjustment, or other modifier to any replacement or successor index; or (iv) to determine whether or what conforming changes are necessary or advisable to the Standard Terms or other Trust-related documentation, if any, in connection with any of the foregoing.

(n)       The Trustee shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability or cessation of the LIBOR Rate and absence of a designated Alternate Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Calculation Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

(o)       The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of its duties or obligations, nor shall they be under obligation to oversee or monitor its performance; and the Trustee shall be entitled to rely conclusively upon, any determination made, and any instruction, notice, officer certificate, or other instrument or information provided, by the Calculation Agent, without independent verification, investigation or inquiry of any kind by the Trustee.”

(p)       The Trustee shall not be under any duty to succeed to, assume or otherwise perform any of the duties of the Calculation Agent, or to appoint a successor or replacement in the event of its resignation or removal, or to remove and replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to its duties and obligations under the terms of the governing documents.

(q)       The Trustee shall not have any liability for any interest rate published by any publication that is the source for determining the Class A Rate, including but not limited to the Reuters Screen (or any successor source), or for any rates compiled by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service, or for any rates published on any publicly available source, including without limitation the Federal Reserve Bank of New York’s Website, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 7.3.      Fidelity Bond. The Trustee is required at all times to maintain a fidelity bond or other insurance (which may be self-insurance) in reasonable form and amount to protect against loss due to dishonest or fraudulent action by its employees in connection with its obligations under the Trust Agreement.

Section 7.4.      Indemnification of Trustee and Delaware Trustee.

(a)      The Beneficial Owner of the Class B Certificates agrees to indemnify the Trustee and the Delaware Trustee, including any directors, officers, employees or agents thereof (the “Indemnitees”), against, and hold the Indemnitees harmless from, any liability or expense (including reasonable counsel fees and expenses) relating to, or in any way connected with acting as Trustee or Delaware Trustee, except for any liability or expense arising out of acts of gross negligence, bad faith or willful misconduct on the part of the Trustee, the Delaware Trustee or any other Indemnitee to the extent that such Indemnitee is seeking indemnification hereunder. Without limiting the generality of the foregoing, the Indemnitees shall have no duty or responsibility for and shall not be deemed to have been negligent with respect to, and the Beneficial Owner of the Class B Certificates shall indemnify and hold harmless the Indemnitees against, any liability arising out of any claim that (i) any disclosure with respect to the Bonds or the Certificates required by applicable federal and state laws was not made or (ii) registration of the Certificates or any investment company relating to the Certificates and the Trust Agreement is required by applicable federal or state securities laws and the Trust failed to effect such registration.

(b)       If the indemnification provided for in Section 7.4(a) is invalid or unenforceable in accordance with its terms, then the Beneficial Owner of the Class B Certificates shall contribute to the amount paid or payable by the Indemnitees as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by the Beneficial Owner of the Class B Certificates on one hand and the Indemnitees, on the other, from the issuance and sale of such Certificates. For this purpose, the benefits received by the Beneficial Owner of the Class B Certificates shall be the aggregate amount received upon the sale of the Certificates, less the costs and expenses of such sale, including the cost of acquisition of the Bonds or parts thereof evidenced thereby, and the benefits received by the Indemnitees shall be the aggregate amount of fees received by each, less costs and expenses incurred by each in relation to the Certificates. If, however, the allocation provided by the two immediately preceding sentences is not permitted by applicable law, then the Beneficial Owner of the Class B Certificates shall contribute to such amount paid or payable by the Indemnitees, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Beneficial Owner of the Class B Certificates on the one hand and the Indemnitees on the other in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

(c)       In case any claim shall be made or action brought against the Indemnitees for any reason for which indemnity may be sought against the Beneficial Owner of the Class B Certificates as provided above, the Indemnitees may promptly notify such Beneficial Owner in writing setting forth the particulars of such claim or action and the such Beneficial Owner may assume the defense thereof. If the Beneficial Owner of the Class B Certificates assumes the defense, the Indemnitees shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel unless (i) the Beneficial Owner of the Class B Certificates shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit including the Indemnitees and the Beneficial Owner of the Class B Certificates have been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Beneficial Owner of the Class B Certificates in which case such Beneficial Owner shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel.

(d)      The term “liability,” as used in this Section 7.4, shall include any losses, claims, damages, expenses (including without limitation the Indemnitee’s reasonable costs and expenses in defending itself against any losses, claims or investigations of any nature whatsoever, but excluding lost profits or other consequential damages) or other liabilities, joint or several, arising for any reason under the Trust Agreement (including without limitation violation of applicable laws or trademarks or service marks).

(e)      The obligations of the Beneficial Owner of the Class B Certificates under this Section 7.4 shall be in addition to any liability that such Beneficial Owner may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Indemnitees and to each Person, if any, who controls any Indemnitee within the meaning of the Securities Exchange Act.

(f)        Upon any removal or resignation of any Indemnitee, such Indemnitee’s right to indemnification and the obligations of the Beneficial Owner of the Class B Certificates to indemnify such Indemnitee hereunder shall survive such removal or resignation.

(g)      The sole recourse of any Indemnitee under this Section 7.4 shall be to the Beneficial Owner of the Class B Certificates and the assets of the Beneficial Owner of the Class B Certificates. In no event shall any Indemnitee have any claim under this Section 7.4 for payment against the Trust or any assets of the Trust.

Section 7.5.      Resignation, Removal and Replacement of Trustee or Delaware Trustee.

(a)       Each of the Trustee and the Delaware Trustee may at any time resign as Trustee or Delaware Trustee, as applicable, by giving written notice of its election to do so to the other Notice Parties.

(b)       Each of the Trustee and the Delaware Trustee may at any time be removed as Trustee or Delaware Trustee, as applicable, by the Trustor, at the direction and on behalf of the Beneficial Owner of the Class B Certificates, upon delivery of a notice to the Trustee or Delaware Trustee, as applicable, with a copy to the other Notice Parties, such removal to become effective no sooner than thirty (30) days after the delivery of any such notice.

(c)       If at any time (i) the Trustee or the Delaware Trustee gives notice that it elects to resign as Trustee or Delaware Trustee, as applicable, or (ii) the Trustee or Delaware Trustee is removed as Trustee or Delaware Trustee, as applicable, by the Trustor, at the direction and on behalf of the Beneficial Owner of the Class B Certificates, upon delivery of a notice to such effect, the Trustor shall, within thirty (30) days after the delivery of any such notice of resignation or removal, as applicable, appoint a successor Trustee or Delaware Trustee, as applicable, at the direction and on behalf of the Beneficial Owner of the Class B Certificates, which (with respect to the Trustee only) shall be a commercial bank with trust powers or a trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 or whose obligations hereunder are guaranteed by a Person whose capital and surplus or net worth is at least that amount. Furthermore, the Trustee shall be a commercial bank with trust powers or a trust company that, in either case, qualifies as an Independent Trustee. If no successor Trustee or Delaware Trustee, as applicable, has been so appointed within such thirty (30) day period, the resigning or removed Trustee or Delaware Trustee, may petition any court of competent jurisdiction for the appointment of a successor thereto.

(d)       If at any time the Trustee or the Delaware Trustee becomes incapable of acting or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Delaware Trustee or of such Person’s property is appointed, or any public officer takes charge or control of the Trustee or the Delaware Trustee or of such Person’s property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustor, at the direction and on behalf of the Beneficial Owner of the Class B Certificates, may petition any court of competent jurisdiction for the removal of the Trustee or Delaware Trustee, as applicable, and the appointment of a successor thereto.

(e)       Notwithstanding any of the foregoing, no resignation or removal of the Trustee or Delaware Trustee in accordance with the provisions hereof shall become effective until (i) a successor thereto shall have accepted its appointment hereunder and agreed to be subject to and comply with the terms and conditions of the Trust Agreement and (ii) with respect to the Trustee only, the outgoing Trustee have transferred the Bonds, in accordance with their terms, to its successor prior to any such resignation or removal.

(f)        Any corporation into which the Trustee or Delaware Trustee may be merged or converted or with which it may be consolidated or any corporation succeeding to all or substantially all the business of the department or group that administers this Trust shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise eligible under Section 7.5(c), without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.6.       Default on Bonds. With respect to any default on the Bonds of any Series, neither the Trustee nor the Delaware Trustee is authorized to, and neither will, proceed against the Issuer thereof or any other obligor on such Bonds or assert the rights and privileges of Holders or Beneficial Owners and neither the Trustee nor the Delaware Trustee has any duty to do so.

Section 7.7.      Notices. Upon receipt of any notice with respect to the Bonds of any Series from the Issuer’s trustee or other applicable fiduciary, the Trustee shall promptly forward a copy of such notice to the other Notice Parties in accordance with Section 9.2.

Article 8

Redemption

Section 8.1.      General.

(a)       With respect to each Series, the proceeds of a redemption in whole or in part of the Bonds shall be applied, subject to adjustment due to all applicable Authorized Denominations and rounding conventions, pari passu, to the redemption of the Class A Certificates and the Class B Certificates, on a pro rata basis (based on the Stated Amount of each such Beneficial Owner's Class A Certificates or Class B Certificates, as applicable, compared to the aggregate Stated Amount of all Certificates, in each case, pursuant to the priority of payments set forth in Section 8.1(b).

(b)      With respect to each Series, the Trustee shall distribute any redemption proceeds received in respect of the Bonds of such Series on any Bond Redemption Date in the following order of priority, each priority being fully paid before proceeds are used to pay any lower priority and no payment being made on any priority if the proceeds have been exhausted in the payment of higher priorities:

(i)       first, to the Trustee and Delaware Trustee, pari passu, an amount equal to the accrued and unpaid Trustee Fee and Delaware Trustee Fee, respectively, calculated to (but excluding) the Bond Redemption Date;

(ii)      second, to the Beneficial Owner of the Class A Certificates, an amount equal to the accrued and unpaid interest on the Class A Certificates being redeemed at the Class A Rate to (but excluding) the Bond Redemption Date;

(iii)     third, subject to adjustment due to all applicable Authorized Denominations and rounding conventions, pari passu, to the Beneficial Owner of the Class A Certificates and the Beneficial Owner of the Class B Certificates, an amount equal to the Stated Amount of each such Beneficial Owner's Class A Certificates or Class B Certificates, as applicable, being redeemed on such Bond Redemption Date; and

(v)      fourth, to the Beneficial Owner of the Class B Certificates, any balance remaining.

Section 8.2.      Other Redemption Provisions.

(a)       The Trustee shall notify the other Notice Parties within one Business Day after it receives any Bond Redemption Notice.

(b)       With respect to each Series, if only a portion of the Certificates of such Series are subject to redemption, each Beneficial Owner of Certificates or such Beneficial Owner’s attorney or legal representative shall present and surrender its Class A Certificates or Class B Certificates, as applicable, to the Trustee for payment of the Stated Amount thereof so called for redemption plus the redemption premium, if any, on such Stated Amount, and the Trustee shall execute and deliver to or upon the order of such Beneficial Owner or such Beneficial Owner’s legal representative, without charge therefor, for the unredeemed portion of the Stated Amount of its Certificates so surrendered, one or more Certificates of the same Class and Series, and entitling the Beneficial Owner thereof to receive interest, principal and premium payments on the Bonds in the same manner.

(c)       With respect to each Series, any Certificates so redeemed, presented and surrendered shall be cancelled upon the surrender thereof.

(d)       With respect to each Series, notwithstanding any other provision of the related Trust Agreement, if on any day any Issuer notifies the Trustee that it has elected to revoke its election to redeem Bonds, no Certificates shall be redeemed on such date and any notice of redemption shall be null and void. In such event, no later than the next Business Day after the date on which the Trustee receives notice of such revocation, the Trustee shall notify the Beneficial Owners of the Certificates of such revocation.

Article 9

Miscellaneous

Section 9.1.       Governing Law.

(a)       The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in said state, without reference to its conflict of laws provisions.

(b)       Each of the parties hereto hereby irrevocably submits to the nonexclusive jurisdiction of any court of the State of New York or U.S. Federal Court sitting in New York County in the State of New York for any action or proceeding arising out of or relating to the Trust Agreement or the transactions contemplated thereby, and irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

(c)       Each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such U.S. Federal Court sitting in New York County in the State of New York and that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby further waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Trust Agreement or the transactions contemplated thereby.

(d)       Notwithstanding any provision herein to the contrary, the Trustor, if so requested by the Beneficial Owner of the Class A Certificates, subject to the consent of the Trustee, the Delaware Trustee and the Beneficial Owner of the Class B Certificates, such consent not to be unreasonably withheld, shall take, or shall direct the Trustee and/or Delaware Trustee to take, such actions as are necessary to transfer the assets and liabilities of the Trust to a newly formed Cayman trust formed for purposes substantially similar to the purposes of the Trust, in exchange for beneficial interests therein having substantially the same terms as the Class A Certificates and the Class B Certificates, which beneficial interests shall be distributed to the Beneficial Owner of the Class A Certificates and the Beneficial Owner of the Class B Certificates, respectively, in exchange for the cancellation of their Certificates; provided that no such transfer may be undertaken, if such transfer would change the manner or timing of any payments due to either Beneficial Owner of Certificates or otherwise materially adversely affect the interest of either Beneficial Owner of Certificates.

Section 9.2.    Notices. Any notice or other instrument in writing that is authorized or required by the Trust Agreement to be given shall be sufficiently given, if addressed to and received by the Trustor, the Trustee or the Delaware Trustee, as applicable, if addressed to and received by such addressee at its office specified in the Series Trust Agreement; or, in each case, such other address as such party may specify in writing to the other parties.

Section 9.3.     Binding Agreement. The Trust Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns.

Section 9.4.    Amendments.

(a)       For any of the following purposes, the parties hereto may amend the Trust Agreement at any time, such amendment to be immediately effective without the consent of any Beneficial Owner of Certificates:

(i)       to provide for a qualified Securities Depository to replace DTC or another Securities Depository; or

(ii)       to modify the restrictions on resale and other transfers of the Certificates in accordance with the terms of Section 5.12(d) and (e);

provided that (i) the Trustee determines, based on an officer’s certificate of the Trustor to such effect, that such amendment will not adversely affect the interests of any Beneficial Owner of Certificates; (ii) the Trustee receives an Opinion of Counsel to the effect that such amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding securities law treatment of the Certificates; and (iii) notice of such amendment is given at least two (2) Business Days prior to the effective date of such amendment to all Notice Parties.

(b)       The parties hereto may also amend the Trust Agreement at any time and from time to time, at the direction of the Beneficial Owner of the Class B Certificates and with the consent of the Beneficial Owner of the Class A Certificates, for the purpose of decreasing the Leverage Fraction with respect to the Series; provided that, on or before the effective date of such amendment:

(i)       the Beneficial Owner of the Class A Certificates has agreed to sell, and the Beneficial Owner of the Class B Certificates has agreed to purchase, a specified Stated Amount of Class A Certificates, at the applicable Class A Purchase Price;

(ii)      the Beneficial Owner of the Class A Certificates has caused DTC to deliver such specified Stated Amount of Class A Certificates “free” to the Trustee by book-entry transfer into the Trustee’s accounts at DTC, against payment by the Beneficial Owner of the Class B Certificates of the Class A Purchase Price;

(iii)     the Beneficial Owner of the Class B Certificates, in its capacity as the new beneficial owner of the Stated Amount of Class A Certificates so delivered, has directed the Trustee to (A) cancel the Stated Amount of Class A Certificates so delivered; (B) execute a Stated Amount of additional Class B Certificates equal to the Stated Amount of the Class A Certificates being cancelled; (C) register the additional Class B Certificates in the name of the Beneficial Owner of the Class B Certificates, as the Holder thereof; and (D)  hold such Class B Certificates in custody on behalf of such Holder; and

(iv)     the Beneficial Owner of the Class B Certificates has agreed to pay to the Trustee a sum sufficient to pay any tax or other governmental or DTC charge that may be imposed in relation thereto.

(c)       The parties hereto may also amend the Trust Agreement at any time and from time to time, at the direction of the Beneficial Owner of the Class B Certificates and with the consent of the Beneficial Owner of the Class A Certificates, for the purpose of increasing the Leverage Fraction with respect to the Series; provided that, on or before the effective date of such amendment:

(i)       the Beneficial Owner of the Class B Certificates has agreed to sell, and the Beneficial Owner of the Class A Certificates has agreed to purchase, a specified Stated Amount of Class B Certificates, at a purchase price equal to the Stated Amount of such Class B Certificates;

(ii)      the Beneficial Owner of the Class B Certificates has directed the Trustee to (A) cancel the specified Stated Amount of Class B Certificates; (B) execute a Stated Amount of additional Class A Certificates equal to the Stated Amount of the Class B Certificates being cancelled; (C) register the additional Class A Certificates in the name of Cede & Co., as nominee of DTC; and (D) deliver such additional Class A Certificates by book-entry transfer into the account of the Beneficial Owner of the Class A Certificates at DTC; and

(iii)     the Beneficial Owner of the Class B Certificates has agreed to pay to the Trustee a sum sufficient to pay any tax or other governmental or DTC charge that may be imposed in relation thereto.

(d)       The parties hereto may also amend the Trust Agreement at any time and from time to time for any other purpose and in any other respect that they may deem necessary or desirable (except with respect to matters explicitly addressed in subsections (a), (b) and (c) above) with the consent of the Beneficial Owner of the Class A Certificates and the Beneficial Owner of the Class B Certificates; provided that (i) the Trustee has received an Opinion of Counsel to the effect that such amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding securities law treatment of the Certificates; and (ii) the effective date of such amendment shall be a date which is no earlier than the fifth (5th) Business Day following delivery of notice of such amendment by the Trustee by Electronic Means to the other Notice Parties; provided, however, that, so long as the conditions specified in clauses (i) and (ii) have been satisfied, any amendment the sole purpose of which is to cure any formal defect, omission, inconsistency or ambiguity in the Trust Agreement shall not require the consent of any Beneficial Owners of Certificates and shall be effective immediately upon delivery of notice of such amendment by the Trustee by Electronic Means to the other Notice Parties and to the Securities Depository for transmission to the Beneficial Owners of Certificates.

(e)       No amendment pursuant to this Section 9.4 shall take effect unless the Trust and the Trustee shall have received an Opinion of Counsel to the effect that any such amendment complies with this Section 9.4. Furthermore, the Trustee shall have no liability for determinations made in good faith, upon receipt of an officer’s certificate of the Trustor, pursuant to this Section 9.4.

Section 9.5.      Dissolution and Winding Up of the Trust.

(a)       The Trust shall dissolve and wind up in compliance with Section 3808(f) and (g) of the Statutory Trust Act on the date upon which all the Bonds or the proceeds thereof are distributed to the Holders or Beneficial Owners of the Certificates pursuant to one or more provisions of the Trust Agreement; provided that, if Section 4.3 applies, the Trust shall not dissolve until the Trustee has distributed any cash or Eligible Investments held in the Preference Account, together with any investment earnings thereon, pursuant thereto. Upon the completion of winding up of the Trust, including the payment or the making of reasonable provision for payment of all claims and obligations of the Trust in accordance with Section 3808 of the Statutory Trust Act, the Trustee, at the direction and expense of the Trustor, shall file a certificate of cancellation with the Delaware Secretary of State in accordance with Section 3810 of the Statutory Trust Act, at which time the Trust Agreement and the Trust shall terminate. Upon dissolution, the Trust shall be empowered to merge into another similarly dissolved Delaware statutory trust for the purpose of terminating both trusts’ existence. The Trustee shall not be responsible for any cost or expense in connection with such dissolution.

(b)       The discharge of any indenture or other document related to the Bonds will not in and of itself result in a termination of the Trust Agreement.

Section 9.6.     Merger. The Trustee and the Delaware Trustee shall have the power and authority, from time to time and without the consent of any Holders or Beneficial Owner of Certificates, but only upon the written direction of the Trustor, to merge or consolidate the Trust with or into, or to merge into the Trust, any other Delaware statutory trust formed by the Trustor for purposes substantially similar to the purposes of the Trust; provided, however, that (i) such merger or consolidation does not, as evidenced by a certificate of the Trustor, change the manner or timing of any payments due to any Holder or Beneficial Owner of Certificates, or change any other provision of the Trust Agreement in a manner that would materially adversely affect the interest of any Holders or Beneficial Owner of Certificates; and (ii) following such merger or consolidation, the assets and liabilities of the Trust shall be unchanged as a result of the merger or consolidation.

SCHEDULE I

(Updated as of [  [)

PORTFOLIO

Series	Bonds	Deposit Date	Scheduled Termination Date	Class A Rate	Initial Class A Stated Amount	Initial Leverage Fraction	Sector
Taxable Term A/B Trust, Series AB-[01]	$[ ] [Issuer] [Description] CUSIP No.: [ ]	/ /	/ /	[ ]%	$[ ]	[ ]%
Taxable Term A/B Trust, Series AB-[02]	$[ ] [Issuer] [Description] CUSIP No.: [ ]	/ /	/ /	[ ]%	$[ ]	[ ]%

Series	Initial Class A Stated Amount	Initial Leverage Fraction	Date of Decrease (or Increase) of Leverage Fraction (if any)	Change (+/-) in Stated Amount of Class A Certificates	Bond Redemption Date (if any)	Decrease in Bond Principal Amount	Resulting Outstanding Class A Stated Amount	Resulting Leverage Fraction	Remaining Outstanding Bond Principal Amount
Series AB-[01]	$[ ]	[ ]%	/ /	$[ ]	/ /	$[ ]	$[ ]	[ ]%	$[ ]
			/ /	$[ ]	/ /	$[ ]	$[ ]	[ ]%	$[ ]
[ ]%
Series AB-[02]	$[ ]	[ ]%	/ /	$[ ]	/ /	$[ ]	$[ ]		$[ ]
			/ /	$[ ]	/ /	$[ ]	$[ ]	[ ]%	$[ ]

				Aggregate Outstanding Class A Stated Amount			$[ ]

				Aggregate Outstanding Bond Principal Amount					$[ ]

Schedule I-2-

SCHEDULE II

PORTFOLIO REBALANCING, MAKE WHOLE TRIGGER EVENTS

AND

MAKE WHOLE INTEREST

With respect to each Series, the Class A Rate assigned to the Class A Certificates of the Series on the Deposit Date is a term rate modeled to be in effect until the specified Scheduled Termination Date. Upon the occurrence of certain events prior to the Scheduled Termination Date (each, as set forth in the table below, a “Make Whole Trigger Event”), Make Whole Interest (as defined below) may be payable to the Beneficial Owner of the Class A Certificates.

In addition, the parties have agreed to certain procedures to facilitate Portfolio rebalancing and the formation of Successor Trusts from time to time to reduce the likelihood of the occurrence of a Make Whole Trigger Event as well as to optimize the posting of collateral by the Beneficial Owner of the Class B Certificates (the “Portfolio Rebalancing Procedures”).

Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in Section 1.1 of the Standard Terms. (See also “Definitions” below.)

Make Whole Trigger Event
Class B Optional Trust Termination (Trust Termination Event pursuant to Section 4.1(a)(iii) of the Standard Terms, other than upon an election to terminate the Trust pursuant to Section 5.1(e).)
Bond Minimum Market Value Breach (Trust Termination Event pursuant to Section 4.1(a)(iv) of the Standard Terms)
DBNY Right to Terminate ISDA (Trust Termination Event pursuant to Section 4.1(a)(v)(A) of the Standard Terms)
PHCLLC ISDA Failure to Pay (Trust Termination Event pursuant to Section 4.1(a)(v)(B) of the Standard Terms)

Definitions

“Make Whole Interest” shall mean, with respect to each Series, if applicable, the amount of interest payable to the Beneficial Owner of the Class A Certificates, following the occurrence of a Make Whole Trigger Event with respect to such Series, which shall be an amount, calculated by the Calculation Agent, equal to the amount of interest that would otherwise have accrued, at the Make Whole Interest Rate, on the Class A Certificates being redeemed on account of such Make Whole Trigger Event, for the period from (and including) the date on which such Make Whole Trigger Event occurred to (but excluding) the Scheduled Termination Date; provided that the payment of Make Whole Interest shall be waived, if:

(x)       the Beneficial Owner of the Class B Certificates forms one or more Successor Trusts on the Trust Termination Date of the predecessor Trust being terminated and the aggregate Stated Amount of Class A Certificates issued by such Successor Trust(s) is at least equal to the Stated Amount of Class A Certificates that had been issued by the affected Trust being terminated; or

(y)       following application of the Portfolio Rebalancing Procedures, the Beneficial Owner of the Class B Certificates has been unable to form such Successor Trust(s) prior to the Trust Termination Date.

“Make Whole Interest Rate” shall mean, with respect to the Class A Certificates of any Series being redeemed as a result of a Make Whole Trigger Event:

(i)       upon the occurrence of a PHCLLC ISDA Failure to Pay, a rate per annum equal the greater of (x) the Class A Rate or (y) the rate specified as the Make Whole Interest Rate in Schedule A to the related Series Trust Agreement; and

(ii)       upon the occurrence of any Make Whole Trigger Event other than a PHCLLC ISDA Failure to Pay, a rate per annum equal to the rate specified as the Make Whole Interest Rate in Schedule A to the related Series Trust Agreement.

Portfolio Rebalancing Procedures shall mean:

(i)       Rebalancing the Leverage Fraction of two or more outstanding Trusts.

(A)       The Beneficial Owner of the Class B Certificates, subject to the consent of the Beneficial Owner of the Class A Certificates, such consent not to be unreasonably withheld, may direct the parties thereto to amend the Trust Agreement with respect to one or more affected Series, pursuant to Section 9.4(b), for the purpose of decreasing the Leverage Fraction with respect to the related Trust or Trusts, and, in connection therewith, may purchase a specified Stated Amount of Class A Certificates of a particular affected Series from the Beneficial Owner of the Class A Certificates, at the applicable Class A Purchase Price, and exchange them for Class B Certificates of such affected Series; and

(B)       simultaneously therewith, the Beneficial Owner of the Class B Certificates, subject to the consent of the Beneficial Owner of the Class A Certificates, such consent not to be unreasonably withheld, may direct the parties thereto to amend the Trust Agreement with respect to one or more other Series, pursuant to Section 9.4(c), for the purpose of increasing the Leverage Fraction with respect to such other Trust(s), pursuant to which amendment such other Trust(s) shall issue additional Class A Certificates (in exchange for Class B Certificates of the affected Series delivered by the Beneficial Owner of the Class B Certificates), which additional Class A Certificates shall be purchased by the Beneficial Owner of the Class A Certificates, in an aggregate Stated Amount at least equal to the specified Stated Amount of Class A Certificates of the affected Series purchased by the Beneficial Owner of the Class B Certificates (and exchanged for Class B Certificates), pursuant to an amendment described in clause (A) above; provided that, with respect to each Series of additional Class A Certificates issued pursuant to an amendment described in this clause (B), the Class A Rate and Scheduled Termination Date of such additional Class A Certificates shall be the “carryover” Class A Rate and Scheduled Termination Date of the affected Class A Certificates being replaced.

Schedule II-2 -

(ii)       Formation of Successor Trust(s). The Beneficial Owner of the Class B Certificates may at any time request the consent of the Beneficial Owner of the Class A Certificates to the formation of one or more Successor Trusts that would issue an aggregate Stated Amount of Class A Certificates at least equal to the Outstanding Stated Amount of Class A Certificates issued by an existing Trust. In connection with any such request, the parties shall complete the following steps within thirty (30) days following the date of such request:

(A)       first, the Beneficial Owner of the Class A Certificates shall review the schedule of Pre-Reviewed Bonds to determine whether any such Pre-Reviewed Bonds are acceptable for inclusion in a Successor Trust utilizing a Leverage Fraction equivalent to the Leverage Fraction of such existing Trust and advise the Beneficial Owner of the Class B Certificates of the result of such review;

(B)       second, if, after completing the review described in subparagraph (A) above, the Beneficial Owner of the Class A Certificates deems none of the Pre-Reviewed Bonds so reviewed acceptable for inclusion in one or more Successor Trusts, the Beneficial Owner of the Class A Certificates shall (1) identify one or more Pre-Reviewed Bonds that it would deem acceptable for inclusion in a Successor Trust utilizing a Leverage Fraction lower than the Leverage Fraction of the existing Trust and/or (2) propose reconstituting the affected Trust utilizing a lower Leverage Fraction; and

(C)       third, if the Beneficial Owner of the Class A Certificates has proposed a lower Leverage Fraction pursuant to and in accordance with subparagraph (B) above, but the Beneficial Owner of the Class B Certificates deems the applicable Leverage Fraction unacceptable, the Beneficial Owner of the Class B Certificates shall provide the Beneficial Owner of the Class A Certificates with a schedule of bonds held by the Beneficial Owner of the Class B Certificates in its investment portfolio (outside of the Portfolio) that do not have TMT Restrictions (regardless of whether or not such bonds are being financed through other transaction structures that may entail other restrictions on transferability, such as a lock out period or a prepayment penalty).

If, after completing the review described in subparagraph (C) above, the Beneficial Owner of the Class A Certificates deems none of the bonds so reviewed acceptable for inclusion in one or more Successor Trusts, then, in the event of a subsequent Class B Optional Trust Termination of the existing Trust, no Make Whole Interest shall be payable; provided that, if any such bonds would be acceptable to the Beneficial Owner of the Class A Certificates, but the Beneficial Owner of the Class B Certificates is not able to make such bonds available for a Successor Trust, because of any applicable restrictions on transferability or any other reason whatsoever, then the payment of Make Whole Interest shall not be waived.

Schedule II-3 -

(iii)       Deleveraging in Lieu of a Class B Optional Trust Termination.

If the Beneficial Owner of the Class A Certificates and the Beneficial Owner of the Class B Certificates have been unable to agree to the formation of one or more Successor Trusts issuing a Stated Amount of Class A Certificates equal to the Stated Amount of Class A Certificates of an affected Trust after taking the steps set forth in paragraph (ii) above, then, in lieu of a Class B Optional Trust Termination of the affected Trust, the Beneficial Owner of the Class B Certificates may direct the parties thereto to amend the Trust Agreement with respect to the affected Trust, pursuant to Section 9.4(b), for the purpose of decreasing the Leverage Fraction of such Trust (the Beneficial Owner of the Class A Certificates hereby agreeing not to withhold its consent to such amendment), pursuant to which amendment the Beneficial Owner of the Class A Certificates shall sell, and the Beneficial Owner of the Class B Certificates shall purchase, a specified Stated Amount of Class A Certificates, at the applicable Class A Purchase Price, with a Stated Amount up to the dollar value of the collateral posted by the Beneficial Owner of the Class B Certificates pursuant to the related Termination Agreement, determined as of the date of purchase, which Class A Certificates so purchased by the Beneficial Owner of the Class B Certificates shall be cancelled and exchanged for additional Class B Certificates of the affected Series; provided that the Beneficial Owner of the Class B Certificates may not direct any such amendment with respect to any particular affected Series more frequently than once per calendar month; provided, however, that the Beneficial Owner of the Class B Certificates may direct an amendment of more than one Trust Agreement, if such direction is given simultaneously;

provided further that, if the Beneficial Owner of the Class B Certificates, pursuant to one or more Termination Agreements, has posted cash collateral with an aggregate dollar value of at least $20 million, determined on a Portfolio basis on any date of determination, because the Bond Market Price with respect to one or more affected Series has fallen below the Bond Minimum Market Price with respect to such Series, then the Beneficial Owner of the Class B Certificates shall have the right, at any time, to direct an amendment pursuant to Section 9.4(b), for the purpose of decreasing the Leverage Fraction with respect to one or more affected Series (the Beneficial Owner of the Class A Certificates hereby agreeing not to withhold its consent to such amendment).

(iv)       Subsequent Releveraging.

If, with respect to one or more Series that were the subject of a deleveraging pursuant to paragraph (iii) above, the Bond Market Value of such Series subsequently increases by $1 million or more, in the aggregate, then the Beneficial Owner of the Class B Certificates may, subject to the consent of the Beneficial Owner of the Class A Certificates, such consent not to be unreasonably withheld, direct the parties thereto to amend the Trust Agreement with respect to the affected Series, for the purpose of increasing the Leverage Fraction with respect to such Series, pursuant to which amendment the Beneficial Owner of the Class B Certificates shall deliver to the Trustee a specified Stated Amount of Class B Certificates of the affected Series, to be cancelled and exchanged for additional Class A Certificates of the affected Series, which additional Class A Certificates shall be purchased by the Beneficial Owner of the Class A Certificates;

provided that, if the Beneficial Owner of the Class A Certificates withholds its consent to such amendment, the Beneficial Owner of the Class B Certificates shall have the right, exercisable on the date that is thirty (30) days after the date of its request for the consent of the Beneficial Owner of the Class A Certificates to such amendment, to: (x) unwind any affected Trust and form one or more Successor Trust(s), pursuant to and in accordance with paragraph (ii) above; or (y) further decrease the Leverage Fraction of any affected Trust (including down to zero) while simultaneously increasing the Leverage Fraction of one or more other Trusts, pursuant to and in accordance with paragraph (i) above.

Schedule II-4 -

(v)       Deleveraging at the Option of the Beneficial Owner of the Class A Certificates.

In the event that the Beneficial Owner of the Class B Certificates becomes obligated to pay Make Whole Interest in respect of one or more Class B Optional Trust Terminations that result in a reduction in the Aggregate Outstanding Class A Stated Amount by more than one percent (1%) on any date of determination,, then the Beneficial Owner of the Class A Certificates may elect to reduce the Aggregate Outstanding Class A Stated Amount by up to a further ten percent (10%) if the following conditions are met:

(A)       The Aggregate Outstanding Class A Stated Amount following such Class B Optional Trust Terminations is greater than $200,000,000; and

(B)        The Portfolio does not meet any of the following diversity criteria:

(1)       the largest obligor on the Bonds comprises less than twenty percent (20%) of the Portfolio;

(2)       the five (5) largest obligors on the Bonds comprise in the aggregate less than sixty percent (60%) of the Portfolio;

(3)       the obligors in any one sector (as set forth on Schedule I) comprise in the aggregate less than forty percent (40%) of the Portfolio; or

(4)       the obligors located in any one State comprise less than twenty-five percent (25%) of the Portfolio.

If the conditions set forth above are met, then the Beneficial Owner of the Class A Certificates may direct an amendment pursuant to Section 9.4(b), for the purpose of decreasing pro rata the Leverage Fraction of all outstanding Trusts by up to ten percent (10%) (the Beneficial Owner of the Class B Certificates hereby agreeing not to withhold its consent to such amendment).

“Pre-Reviewed Bonds” shall mean, on any date of determination, the Bonds that the Beneficial Owner of the Class B Certificates and the Calculation Agent have agreed are eligible for transfer to a Trust or Successor Trust. The Pre-Reviewed Bonds are identified as such on Schedule III attached hereto, as such schedule may be updated from time to time by the Calculation Agent to add Pre-Reviewed Bonds by mutual agreement of the parties and/or delete Bonds, if the Calculation Agent determines, in its sole but reasonable judgement, that the affected Bonds are no longer eligible Pre-Reviewed Bonds.

The Beneficial Owner of the Class B Certificates acknowledges and agrees that the Calculation Agent shall have the right, at any time, to determine that any Bonds included on Schedule III are no longer eligible Pre-Reviewed Bonds if, in its sole but reasonable judgment, the Calculation Agent has determined that such Bonds have experienced or are likely to experience a material deterioration in credit quality or adverse material adverse event. Under such circumstances, the Calculation Agent shall update Schedule III to delete the affected Bonds; provided that, notwithstanding any delay in updating Schedule III, such affected Bonds shall no longer be eligible Pre-Reviewed Bonds, effective immediately upon such determination.

Furthermore, with respect to the Pre-Reviewed Bonds, the Beneficial Owner of the Class B Certificates agrees that it shall:

(i)       notify the Trustee, the Calculation Agent and the Beneficial Owner the Class A Certificates of (A) any violation of any operating performance or financial position covenant or any other covenant in the governing instruments of such Pre-Reviewed Bonds or any event that is likely, in the reasonable judgment of the Beneficial Owner of the Class B Certificates, to result in such a violation with the passage of time or the giving of notice, promptly, but in no event later than 10:00 a.m. on the first (1st) Business Day following the Business Day on which such Beneficial Owner obtains actual knowledge thereof; and (B) the steps, if any, being taken to “cure” such violation; and

Schedule II-5 -

(ii)       certify, upon demand of the Calculation Agent, but no less frequently than quarterly, that there has been no violation of any such operating performance or financial position covenant that has not been (i) cured to the satisfaction of the Beneficial Owner of the Class A Certificates or (ii) waived in writing by the Beneficial Owner of the Class A Certificates.

“Successor Trust” shall mean any new Trust formed:

(i)       following the occurrence of a Make Whole Trigger Event, as described in clause (x) in the definition of “Make Whole Interest” above, which, together with any other Trust(s) formed simultaneously therewith, issues Class A Certificates in an aggregate Stated Amount at least equal to the Stated Amount of Class A Certificates affected by such Make Whole Trigger Event; provided that any Successor Trust being formed following the occurrence of a Make Whole Trigger Event shall be formed on the applicable Trust Termination Date of the predecessor Trust being terminated; or

(ii)       pursuant to and in accordance with the Portfolio Rebalancing Procedures;

provided that, in either case:

(x)       the Class A Rate with respect to the Class A Certificates issued by any Successor Trust on the related Deposit Date shall be the “carryover” Class A Rate of the affected Class A Certificates being replaced; and

(z)       the Scheduled Termination Date with respect to the Class A Certificates issued by any Successor Trust on the related Deposit Date shall be the “carryover” Scheduled Termination Date of the affected Class A Certificates being replaced.

“TMT Restrictions” shall mean, with respect to bonds held by the Beneficial Owner of the Class B Certificates in its investment portfolio (outside of the Portfolio) that are being financed through a secured, non-recourse transaction structure with a remaining term of at least ten (10) years, the restrictions on transferability inherent in such transaction structure.

Schedule II-6 -

SCHEDULE III

(Updated as of [  ])

PRE-REVIEWED BONDS

Bonds	Maximum Principal Amount Eligible
[Issuer] [Description] CUSIP No.: [ ]	$[ ]
[Issuer] [Description] CUSIP No.: [ ]	$[ ]
[Issuer] [Description] CUSIP No.: [ ]	$[ ]
[Issuer] [Description] CUSIP No.: [ ]	$[ ]
[Issuer] [Description] CUSIP No.: [ ]	$[ ]
[Issuer] [Description] CUSIP No.: [ ]	$[ ]

Exhibit A

Form of Class A Certificate

The securities represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws nor has any entity been registered as an investment company under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), in connection with the issuance and delivery thereof.

The Holder of the Class A Certificates, by its acceptance thereof, acknowledges and agrees that neither the Class A Certificates nor any beneficial interest therein may be transferred or resold, except as permitted under the Securities Act and the Investment Company Act, in each case, pursuant to registration or an exemption therefrom.

Without limiting the generality of the foregoing, Class A Certificates or any beneficial interest therein may only be issued and sold, transferred or resold to persons that are (1) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or “accredited investors” as defined in Rule 501 under the Securities Act and (2) “qualified purchasers” as defined in Section 2(a)(51)(a) of the Investment Company Act, in each case, purchasing the Certificates for their own account. The securities represented by this Certificate are subject to certain other restrictions on transfer set forth in the Trust Agreement (defined below), including particularly Section 5.12 of the Standard Terms (defined below).

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, New York, New York, United States (“DTC”), to the Trustee or its agent for registration of transfer or exchange or for payment, and any Certificate issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful, inasmuch as the registered owner hereof, CEDE & Co., has an interest herein.

Exhibit A-1

Registered Number: AB-XX-A

CUSIP No.: [________________]

Taxable Term A/B Trust Certificates, Class A
(“Class A Certificates”)

Taxable Term A/B Trust, Series AB-XX
(payable only from the assets of the Trust)

Holder:                      CEDE & Co.

Stated Amount:        Up to $100,000,000

Deposit Date:            [________________]

This certificate evidences a beneficial interest in the assets of the Taxable Term A/B Trust, Series AB-XX, a Delaware statutory trust (the “Trust”).

The Trust has been formed pursuant to a Series Trust Agreement, dated [________________] (the “Series Trust Agreement”), by and among Preston Hollow Capital, LLC, as trustor, and [________________], as trustee, and [________________], as Delaware trustee, which Series Trust Agreement incorporates by reference therein the Standard Terms and Provisions of Trust Agreement, dated August 6, 2020, attached thereto as Exhibit A (the “Standard Terms” and, together with the Series Trust Agreement, including all exhibits, schedules, appendices, supplements and amendments to each, collectively, the “Trust Agreement”).

All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Trust Agreement.

The terms and conditions of the Trust Agreement are hereby incorporated in this Certificate as if fully set forth herein. The Holder hereof hereby assents to all of the terms and provisions of the Trust Agreement, a copy of which is available for inspection at the corporate trust office of The trustee.

The terms and provisions of the Class A Certificates will be governed by the laws of the State of Delaware.

Exhibit A-2

In Witness Whereof, the Trustee has executed this certificate in its name, as of the Deposit Date, by the manual signature of a duly authorized officer of the Trustee.

Taxable Term A/B Trust, Series AB-XX

By:	[Trustee], not in its individual capacity, but solely as Trustee under the Trust Agreement

By:
Authorized Officer

Exhibit A-3

Exhibit B

Form of Class B Certificate

The securities represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws nor has any entity been registered as an investment company under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), in connection with the issuance and delivery thereof.

The Holder of the Class B Certificates, by its acceptance thereof, acknowledges and agrees that neither the Class B Certificates nor any beneficial interest therein may be transferred or resold, except as permitted under the Securities Act and The Investment Company Act, in each case, pursuant to registration or an exemption therefrom.

Without limiting the generality of the foregoing, Class B Certificates or any beneficial interest therein may only be issued and sold, transferred or resold to persons that are (1) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or “accredited investors” as defined in Rule 501 under the Securities Act and (2) “qualified purchasers” as defined in Section 2(a)(51)(a) of the Investment Company Act, in each case, purchasing the Certificates for their own account. The securities represented by this Certificate are subject to certain other restrictions on transfer set forth in the Trust Agreement (defined below), including particularly Section 5.12 of the Standard Terms (defined below).

Exhibit B-1

Registered Number: AB-XX-B

CUSIP No.: [________________]

Taxable Term A/B Trust Certificates, Class B
(“Class B Certificates”)

Taxable Term A/B Trust, Series AB-XX
(payable only from the assets of the Trust)

Holder:                   Preston Hollow Capital, LLC

Stated Amount:      Up to $100,000,000

Deposit Date:          [________________]

This certificate evidences a beneficial interest in the assets of the Taxable Term A/B Trust, Series AB-XX, a Delaware statutory trust (the “Trust”).

The Trust has been formed pursuant to a Series Trust Agreement, dated [________________] (the “Series Trust Agreement”), by and among Preston Hollow Capital, LLC, as trustor, and [________________], as trustee, and [________________], as Delaware trustee, which Series Trust Agreement incorporates by reference therein the Standard Terms and Provisions of Trust Agreement, dated August 6, 2020, attached thereto as Exhibit A (the “Standard Terms” and, together with the Series Trust Agreement, including all exhibits, schedules, appendices, supplements and amendments to each, collectively, the “Trust Agreement”). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Trust Agreement.

The terms and conditions of the Trust Agreement are hereby incorporated in this Certificate as if fully set forth herein. The Holder hereof hereby assents to all of the terms and provisions of the Trust Agreement, a copy of which is available for inspection at the corporate trust office of the Trustee.

The terms and provisions of the Class B Certificate will be governed by the laws of the State of Delaware.

Exhibit B-2

In Witness Whereof, the Trustee has executed this certificate in its name, as of the Deposit Date, by the manual signature of a duly authorized officer of the Trustee.

Taxable Term A/B Trust, Series AB-XX

By:	[Trustee], not in its individual capacity, but solely as Trustee under the Trust Agreement

By:
Authorized Officer

Exhibit B-3

Exhibit C

Form of Series Trust Agreement

[See Attached]

Exhibit C-1

Exhibit D

Form of Purchaser Letter

Taxable Term A/B Trust Certificates, Class A
Series AB-XX
(“Class A Certificates”)

Taxable Term A/B Trust Certificates, Class B
Series AB-XX
(“Class B Certificates”)

Date: _____________________

Preston Hollow Capital, LLC

as Trustor

Ladies and Gentlemen:

(1) This Purchaser Letter applies to privately offered trust certificates designated as a series (each, a “Series”) of Taxable Term A/B Trust Certificates, Class A (“Class A Certificates”) or Taxable Term A/B Trust Certificates, Class B (“Class B Certificates” and, together with Class A Certificates, the “Certificates”) that are currently being offered or that may be offered in the future. This Purchaser Letter supersedes all Purchaser Letters that we have delivered relating to any prior purchases or transfers of any Series of Certificates, and applies to all prior, current and future purchases and transfers of Certificates as of and from the date hereof. The terminology used herein is intended to be general in its application and not to exclude any Certificates of any Series in respect of which alternative terminology may be used.

(2) The undersigned (hereinafter “we” or the “Undersigned,” with “us” and “our” having meanings correlative thereto) has purchased Certificates and may in the future purchase Certificates. All Certificates currently Outstanding have been issued by a Taxable Term A/B Trust, bearing a separate and distinct Series designation (each, a “Trust”) pursuant to a Series Trust Agreement (“Series Trust Agreement”), each by and among Preston Hollow Capital, LLC, as trustor (in such capacity, together with its successors and assigns, the “Trustor”), the entity identified therein as trustee (in such capacity, together with its successors and assigns, the “Trustee”), and the entity identified therein as Delaware trustee (in such capacity, together with its successors and assigns, the “Delaware Trustee”), which Series Trust Agreement supplements and incorporates by reference therein the Standard Terms and Provisions of Trust Agreement, dated August 6, 2020, attached thereto as Exhibit A (the “Standard Terms” and, together with the Series Trust Agreement, including all exhibits, schedules, appendices, supplements and amendments to each, collectively, the “Trust Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Trust Agreement.

Exhibit D-1

(3) We covenant and agree as follows:

(A) This Purchaser Letter shall apply to all transfers by us of Certificates and beneficial interests in Certificates, including sales of and offers to sell Certificates and any other disposition of Certificates (each, a “Transfer” and, collectively, “Transfers,” with “Transferee” and “to Transfer” having meanings correlative thereto).

(B) Transfers of Certificates by us shall be made only in the Authorized Denominations set forth in the Trust Agreement.

(C) We will Transfer any Certificates held by us from time to time subject to the restrictions imposed by the Trust Agreement and any other transfer restrictions or other related procedures described in the Trust Agreement.

(D) We will make Transfers only to a Transferee that has signed and delivered to the Trustee a Purchaser Letter in form and substance substantially identical to this Purchaser Letter.

(E) We understand that a restrictive legend will be placed on the Certificates.

(4) We authorize and instruct our DTC Participant to disclose to the Trustee such information concerning our beneficial ownership of Certificates as such party shall request.

(5) This Purchaser Letter is not a commitment by us to purchase any Certificates.

(6) We represent and agree as follows:

(A) We understand and expressly acknowledge that the Certificates have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any applicable U.S. state securities laws, nor has any entity been registered as an investment company under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), in connection with the issuance and delivery thereof, and, accordingly, that the Certificates may not be Transferred, pledged or hypothecated, unless an applicable exemption from the registration requirements of the Securities Act, the Investment Company Act and any applicable U.S. state securities laws is available.

(B) We were not formed solely to acquire the Certificates.

(C) We hereby confirm that all prior and current purchases of Certificates by us have been, and any future purchases of Certificates by us will be, for our own account, and not with a view to any public resale or distribution thereof. We represent that we will at all times prior to the transfer by us of any Certificates remain the sole Beneficial Owner of such Certificates.

Exhibit D-2

(D) We are (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Rule 501 under the Securities Act and (ii) a “qualified purchaser” as defined in Section 2(a)(51)(a) of the Investment Company Act with respect to the Certificates purchased or to be purchased by us. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and are able and prepared to bear the economic risk of investing in and holding such Certificates. We have had material involvement in the negotiations regarding the organization and operation of the Trust, including involvement in the negotiations concerning the Standard Terms and the Series Trust Agreement.

(E) Neither we nor anyone acting on our behalf has offered or sold or will offer or sell any Certificates by means of any form of general solicitation or general advertising or has taken or will take any action that would constitute a distribution of Certificates under the Securities Act, would render the disposition of Certificates a violation of Section 5 of the Securities Act or any U.S. state or other securities law or would require registration or qualification pursuant thereto.

(F) We have received or expect to receive a copy of the Trust Agreement relating to the Certificates, and to the extent that we have required or will require additional documents or information concerning the Certificates or the Bonds underlying the Certificates, in addition to the Trust Agreement, we have obtained or will request and obtain such other documents or information.

(7) With respect to each Series:

(A) For ourselves and for each present and future Beneficial Owner of Certificates purchased by us, we acknowledge and agree that (i) the arrangement created by the Series Trust Agreement is intended to be treated as an entity disregarded from the Beneficial Owner of the Class B Certificates for federal income tax purposes, (ii) the Class A Certificates are intended to be treated as indebtedness of the Beneficial Owner of the Class B Certificates, (iii) the Class B Certificates are intended to be treated as ownership interests in the Bonds and any other assets of the Trust and (iv) we will not take any position inconsistent with the intended treatment of the Trust and the Certificates of such Series, as described above, for any tax reporting purpose.

(B) We consent to the appointment of the entity identified as the “Tax Matters Agent” in the Series Trust Agreement and we hereby appoint the Tax Matters Agent as our agent and attorney in fact for the purpose of acting on our behalf (but at its own expense) in complying with the obligations of the partnership representative or tax matters partner (or the equivalent thereof for state and local tax purposes) for the Series . We shall take any reasonably requested action necessary to codify, ratify or otherwise further this appointment.

Exhibit D-3

(8) With respect to each Series with respect to which we are the Beneficial Owner of the Class B Certificates, we hereby agree that:

(A) we shall be the “sponsor” and “securitizer” of the Trust for purposes of Section 15G of the Securities Exchange Act, added by Section 941(b) of the United States Dodd-Frank Wall Street Reform and Consumer Protection Act; and

(B) in such capacity, we shall maintain an ownership interest in the Trust sufficient to satisfy the risk retention obligations thereunder and otherwise comply with all applicable disclosure, reporting and recordkeeping obligations with respect thereto;

(9) This Purchaser Letter shall be for the benefit of each of the following parties participating in each Series of which we hold any Certificates: the Trust, the Trustor, the Trustee, the Delaware Trustee, any DTC Participant through which we hold Certificates, and any Transferor to or Transferee from the Undersigned. We recognize that such parties will rely upon the truth and accuracy of the representations and agreements set forth in this Purchaser Letter and we agree that each of our purchases of Certificates now or in the future shall be deemed to constitute our concurrence in and ratification of the entire contents of this Purchaser Letter and shall apply equally to any such subsequent purchase.

(10) The terms and provisions of this Purchaser Letter will be governed by the laws of the State of New York.

Exhibit D-4

In Witness Whereof, the undersigned has caused this Purchaser Letter to be duly executed and delivered by its duly authorized officer as of the date first above written.

[Name of Purchaser]

By:
Name:
Title:

Mailing address of Purchaser:

DTC Participant

Purchaser’s Taxpayer
ID Number:

Name:
Number:

Exhibit D-5